As filed with the Securities and Exchange Commission on March 8, 2002
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                            MEADWESTVACO CORPORATION
             (Exact name of Registrant as specified in its charter)


            Delaware                             2621                   31-1797999
 (State or other jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)       Classification Code Number)   Identification No.)


                               One High Ridge Park
                               Stamford, CT 06905
                                  (203)461-7400

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------
                              WESTVACO CORPORATION
             (Exact name of Registrant as specified in its charter)

            Delaware                             2621                   31-1466285
 (State or other jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
 incorporation or organization)       Classification Code Number)   Identification No.)

                               One High Ridge Park
                               Stamford, CT 06905
                                  (203)461-7400

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------
                              THE MEAD CORPORATION
             (Exact name of Registrant as specified in its charter)

             Ohio                             2631                    31-0535759
(State or other jurisdiction of   (Primary Standard Industrial     (I.R.S. Employer
incorporation or organization)     Classification Code Number)    Identification No.)

                             Mead World Headquarters
                           Courthouse Plaza Northeast
                               Dayton, Ohio 45463
                                  (937)495-6323

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

               John W. Hetherington, Vice President and Secretary
                            MeadWestvaco Corporation
                               One High Ridge Park
                               Stamford, CT 06905
                                  (203)461-7400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:

                          Wendell L. Willkie, II, Esq.
                    Senior Vice President and General Counsel
                            MeadWestvaco Corporation
                               One High Ridge Park
                           Stamford, Connecticut 06905
                                 (203) 461-7400

                            Gerard M. Meistrell, Esq.
                              Gary A. Brooks, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000

                              --------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

                              --------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


===========================================================================================================================
                                                          Proposed             Proposed
                                      Amount               maximum             maximum
                                       to be           offering price         aggregate                 Amount of
   Title of each class of        registered (1)(2)     per unit (2)(3)  offering price (2)(3)    registration fee (2)(4)
securities to be registered
---------------------------------------------------------------------------------------------------------------------------
Debt Securities of
MeadWestvaco Corporation (5)
---------------------------------------------------------------------------------------------------------------------------
Guarantees of Debt
Securities (5).............
---------------------------------------------------------------------------------------------------------------------------
Total                             $1,000,000,000            100%            $1,000,000,000               $73,600
===========================================================================================================================

(1) Pursuant to Rule 429 under the Securities Act, $200,000,000 of securities are being carried forward from Westvaco Corporation's registration statement on Form S-3 (File No. 333-54424). Westvaco Corporation is a co-registrant on this registration statement. Westvaco Corporation previously paid a fee calculated based on the rate applicable at the time the prior registration statement was filed. The amount of the fee paid herewith has been calculated after giving effect to the amount of securities being carried forward from Westvaco's prior registration statement.

(2) Pursuant to General Instruction II.D. of Form S-3 the table lists each of the classes of securities being registered and the aggregate proceeds to be raised, but does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit, and proposed maximum aggregate offering price.

(3)  Estimated solely for purposes of determining the registration fee.

(4) Pursuant to Rule 457(o), the registration fee has been calculated on the basis of the maximum aggregate offering price of the securities listed. Does not include the registration fee previously paid with respect to $200,000,000 of securities of Westvaco Corporation covered by registration Statement no. 333-54424 being carried over to this registration statement.

(5) The debt securities of MeadWestvaco being registered hereby may be guaranteed by either or both Westvaco Corporation and The Mead Corporation. Pursuant to Rule 457(n), no separate fee is required to be paid in respect of guarantees of the debt securities which are being registered concurrently.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            MeadWestvaco Corporation

                                 Debt Securities

                              --------------------

     By this prospectus, we may offer up to $1,000,000,000 of debt securities. Market conditions at the time these securities are sold will determine the prices and terms of these securities.

     Each issue of debt securities of MeadWestvaco Corporation ("MeadWestvaco") under this prospectus may have a different aggregate principal amount, maturity date, public offering price, interest rate or rates, timing of interest payments, provisions for redemption, sinking fund requirements, and other variable terms. The specific terms of each offering of debt securities under this prospectus will be included in an accompanying prospectus supplement.

     Each issue of debt securities of MeadWestvaco may be guaranteed on an unsecured basis by either or both of The Mead Corporation ("Mead") and Westvaco Corporation ("Westvaco"), two of MeadWestvaco's wholly-owned subsidiaries. See "Description of the Debt Securities and the Guarantees". If an issue of debt securities of MeadWestvaco is being issued with the benefit of any such guarantees, the accompanying prospectus supplement will identify the guarantor or guarantors and any additional terms relating to such guarantees not set forth herein.

     This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                              --------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              --------------------

     We may sell securities under this prospectus to or through underwriters. We may also sell these securities directly to other purchasers or through agents.

                              --------------------

                  The date of this prospectus is March 8, 2002.

                                TABLE OF CONTENTS


                                                                          Page

Documents Incorporated By Reference........................................2
Where You Can Find More Information........................................3
The Company................................................................4
Ratio of Earnings to Fixed Charges.........................................4
Use of Proceeds............................................................5
Description of the Debt Securities and the Guarantees......................6
Plan of Distribution.......................................................15
Legal Opinions.............................................................16
Experts....................................................................16

                       DOCUMENTS INCORPORATED BY REFERENCE

     This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus.

     All documents filed by MeadWestvaco, Mead or Westvaco pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the securities, are incorporated by reference into and are deemed to be a part of this prospectus from the date of filing of those documents.

     You should rely only on the information contained in this document or that which we have referred you to. We have not authorized anyone to provide you with any additional information.

     The following documents, which have been filed by MeadWestvaco, with the Securities and Exchange Commission (SEC file number 001-31215) are incorporated by reference into this prospectus:


        Joint Proxy Statement-Prospectus included in     Dated December 20, 2001
        its registration statement on Form S-4, as amended (No. 333-71124)

        Current Report on Form 8-K                       Filed January 30, 2002
        Current Report on Form 8-K                       Filed January 31, 2002
        Current Report on Form 8-K                       Filed February 1, 2002
        Current Report on Form 8-K                       Filed February 6, 2002
        Current Report on Form 8-K/A                     Filed February 6, 2002
        Current Report on Form 8-K/A                     Filed March 8, 2002


     The following documents, which have been filed by Mead with the Securities and Exchange Commission (SEC file number 001-02267), are incorporated by reference into this prospectus:


        Current Report on Form 8-K            Filed August 30, 2001
        Current Report on Form 8-K            Filed October 17, 2001
        Current Report on Form 8-K            Filed October 18, 2001
        Current Report on Form 8-K            Filed January 22, 2002
        Current Report on Form 8-K            Filed January 29, 2002
        Quarterly Report on Form 10-Q         Quarter ended April 1, 2001
        Quarterly Report on Form 10-Q         Quarter ended July 1, 2001
        Quarterly Report on Form 10-Q         Quarter ended September 30, 2001
        and Amendment No. 1
        Proxy Statement                       Filed March 9, 2001
        Annual Report on Form 10-K and
        Amendments No. 1, 2 and 3             Year ended December 31, 2000

     The following documents, which were filed by Westvaco with the Securities and Exchange Commission (SEC file number 001-03013), are incorporated by reference into this prospectus:


        Current Report on Form 8-K            Filed December 20, 2001

        Current Report on Form 8-K            Filed January 29, 2002
        Proxy Statement                       Filed January 12, 2001
        Additional Proxy Materials            Filed February 13, 2001
        Annual Report on Form 10-K            Year ended October 31, 2001


     Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a copy of these filings at no cost, by writing or telephoning us at as follows: MeadWestvaco Corporation, One High Ridge Park, Stamford, Connecticut 06905, telephone (203) 461-7400, Attn: Corporate Secretary.

     You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front of those documents only.

                       WHERE YOU CAN FIND MORE INFORMATION

     MeadWestvaco will file, and each of Mead and Westvaco have filed, annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any such document at the Securities and Exchange Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms.

     This prospectus is a part of a registration statement on Form S-3 and exhibits filed with the Securities and Exchange Commission. This prospectus does not contain all of the information in the registration statement. Please refer to the registration statement and its exhibits for further information regarding MeadWestvaco and the offered securities.

                                   THE COMPANY

     MeadWestvaco is a newly formed Delaware corporation formed for the purpose of consummating the business combination of Mead and Westvaco. The business combination was consummated on January 29, 2002. MeadWestvaco's business consists exclusively of the businesses of Mead and Westvaco. The principal executive offices of MeadWestvaco are located at One High Ridge Park, Stamford, Connecticut 06905, and its telephone number at that address is (203) 461-7400.

     Mead was incorporated in 1930 under the laws of the state of Ohio as the outgrowth of a paper manufacturing business founded in 1846. Mead manufactures and sells paper, packaging systems, pulp, paperboard, lumber and other wood products. Mead also manufactures and distributes consumer and office supplies including time management products. Mead serves customers in approximately 100 countries with operations in North America, Latin America, Europe and Asia.

     Westvaco, a Delaware corporation, was incorporated in 1899 as West Virginia Pulp and Paper Company. Westvaco is a producer of packaging, paper and specialty chemicals. Westvaco serves customers in more than 70 countries with operations in the North America, Latin America, Europe and Asia. Westvaco produces paper and paperboard to convert into a variety of packaging products. Westvaco is also a leading global supplier of packaging for consumer products markets. Westvaco also manufactures a variety of specialty chemicals, sells timber from its forestlands, is engaged in land development and produces lumber.

     Unless otherwise indicated or the context otherwise requires, the term "MeadWestvaco" refers to MeadWestvaco Corporation and its consolidated subsidiaries, including Mead and Westvaco, and the terms "Mead" and "Westvaco" refer to The Mead Corporation and Westvaco Corporation, respectively, in each case together with their consolidated subsidiaries.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of MeadWestvaco, Mead and Westvaco are set forth below for the periods indicated. For periods in which earnings before fixed charges were insufficient to cover fixed charges (or combined fixed charges and preferred dividends), the dollar amount of coverage deficiency (in millions), instead of the ratio, is disclosed.

     Westvaco had a fiscal year ending October 31, and Mead has a fiscal year ending December 31. Therefore, the pro forma ratio of earnings to fixed charges for MeadWestvaco has been derived from the full year ended October 31, 2001 for Westvaco and the full year ended December 31, 2001 for Mead. In each case, the pro forma ratio of earnings to fixed charges for MeadWestvaco is presented to give effect to the business combination of Mead and Westvaco as if it occurred at November 1, 2000. MeadWestvaco believes that it is meaningful to present pro forma financial information based on the fiscal year-end of the combined company to facilitate an analysis of the pro forma effects of the business combination.

     The pro forma ratios have been derived from, and should be read in conjunction with, the unaudited pro forma consolidated condensed financial data including the notes thereto, of MeadWestvaco. Those unaudited pro forma consolidated condensed financial data are included in MeadWestvaco's Current Report on Form 8-K/A dated March 8, 2002, which is incorporated herein by reference.

     For the purpose of computing the consolidated ratios of earnings to fixed charges (1) earnings have been calculated by adding income taxes and fixed charges (excluding capitalized interest) to net income before the extraordinary charge and the cumulative effect of accounting changes, and (2) fixed charges comprise the total of interest charges and a portion of rentals determined to be representative of the interest factor.

MeadWestvaco(a)

                                                             Pro Forma
                                                --------------------------------
                                                            Year ended
                                                         October 31, 2001
Ratio of earnings to fixed charges..........                   1.07x

(a) MeadWestvaco became the parent of Mead and Westvaco on January 29, 2002 as the result of the consummation of the business combination of Mead and Westvaco. Because Westvaco is the predecessor of MeadWestvaco for accounting purposes, MeadWestvaco's historical ratios are the same as Westvaco's historical ratios, which are presented below.

Mead
                                                   Historical fiscal year ended December 31,
                                   ---------------------------------------------------------------------------
                                       1997           1998          1999           2000             2001
                                       ----           ----          ----           ----             ----
Ratio of earnings
     to fixed charges........          3.0x           2.8x          3.3x           2.7x
     Deficiency in earnings
     necessary to cover fixed
     charges.................                                                                     $(45.9)


Westvaco

                                                   Historical fiscal year ended October 31,
                                   --------------------------------------------------------------------------
                                       1997          1998          1999            2000            2001
                                       ----          ----          ----            ----            ----
Ratio of earnings
     to fixed charges.........         2.8x          2.4x          2.0x            2.9x            1.5x



                                 USE OF PROCEEDS

     Except as otherwise set forth in the accompanying prospectus supplement relating to an offering of the Securities, the net proceeds from the sale of the Securities being offered will be added to MeadWestvaco's general corporate funds and will be available for general corporate purposes, including, but not limited to, future capital outlays, working capital and the repayment of existing debt.

                            DESCRIPTION OF SECURITIES

     References in this "Description of Securities" section to "MeadWestvaco", "Mead" and "Westvaco" refer, respectively, to each of them individually and not to any of their respective consolidated subsidiaries.

     The Securities are to be issued under an Indenture (the "Indenture") between MeadWestvaco, as issuer, Westvaco, as guarantor, Mead, as guarantor (together with Westvaco in such capacity, the "Guarantors" and each individually a "Guarantor") and The Bank of New York, as Trustee (the "Trustee"), a copy of which is filed as an exhibit to the registration statement. If the Securities of any particular series are issued with the benefit of a guarantee (a "Guarantee") from either or both of the Guarantors, the terms of such series and the accompanying prospectus supplement will so specify. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms. Wherever particular Sections or defined terms of the Indenture are referred to, it is intended that such Sections or defined terms shall be incorporated herein by reference. The following sets forth certain general terms and provisions of the Securities to which any prospectus supplement may relate. The particular terms of the Securities offered by any prospectus supplement (the "Offered Securities") and the extent, if any, to which such general provisions may apply to the Securities so offered, will be described in the prospectus supplement relating to such Offered Securities.

General

     The Indenture does not limit the aggregate principal amount of Securities which may be issued thereunder and provides that Securities may be issued from time to time in one or more series. The Securities will be unsecured obligations of MeadWestvaco.

     Reference is made to the prospectus supplement relating to the particular series of Securities offered thereby for the following terms of the Offered
Securities:

     o    the title of the Offered Securities;

     o    any limit on the aggregate principal amount of the Offered Securities;

     o the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Securities will be issued;

     o    the date or dates on which the Offered Securities will mature;

     o the rate or rates (which may be fixed or variable) per annum at which the Offered Securities will bear interest, if any;

     o the date from which such interest, if any, on the Offered Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for such Interest Payment Dates, if any;

     o the ranking of the Offered Securities relative to any and all other securities of MeadWestvaco theretofore issued;

     o the Guarantees, if any, issued for the benefit of Holders of the Offered Securities;

     o the dates, if any, on which and the price or prices at which the Offered Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed or purchased by MeadWestvaco, and the other detailed terms and provisions of such sinking and/or purchase funds;

     o the date, if any, after which and the price or prices at which the Offered Securities may, pursuant to any optional redemption provisions, be redeemed at the option of MeadWestvaco or of the Holder thereof and the other detailed terms and provisions of such optional redemption; and

     o any other terms of the series (which will not be inconsistent with the provisions of the Indenture).

     Unless otherwise indicated in the related prospectus supplement, principal of and premium, if any, and interest, if any, on the Securities will be payable, and the transfer of the Securities will be registrable, at the office of the Trustee in the Borough of Manhattan, The City of New York, except that, at the option of MeadWestvaco, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the Security Register. (Sections 301, 305, 1002)

     Unless otherwise indicated in the related prospectus supplement, the Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the Securities, but MeadWestvaco may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Sections 302, 305)

     Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount. Special federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating thereto.

     The Indenture does not contain any covenants or other provisions which would afford Holders of Securities protection in the event of a highly leveraged transaction involving MeadWestvaco.

Guarantees

     Securities of a series may be issued with the benefit of a Guarantee from one or more Guarantors pursuant to the terms of the Indenture and such series of Securities. The Guarantor or Guarantors, as the case may be, will fully and unconditionally guarantee to each Holder of Securities of the specified series and to the Trustee and its successors and assigns, (1) the full and punctual payment of all monetary obligations of MeadWestvaco under the Indenture (including obligations to the Trustee) with respect to such Securities of the applicable series and (2) the full and punctual performance within applicable grace periods of all other obligations of MeadWestvaco under the Indenture with respect to such Securities of the applicable series. Such Guarantees will constitute guarantees of payment, performance and compliance and not merely of collection. The obligations of each Guarantor will be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against MeadWestvaco or each other or any waiver or amendment of the provisions of the Indenture or specified Securities to the extent that any such action or similar action would otherwise constitute a legal or equitable discharge or defense of a Guarantor (except that each such waiver or amendment shall be effective in accordance with its terms). The obligations of each Guarantor to make any payments may be satisfied by causing MeadWestvaco or the other Guarantor, if any, to make such payments. If any Holder of any Security of the applicable series or the Trustee is required by a court or otherwise to return to MeadWestvaco, a Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to any of them, any amount paid by any of them to the Trustee or such Holder, the Guarantee of a Guarantor, to the extent theretofore discharged, shall be reinstated in full force and effect. Further, each Guarantor agrees to pay any and all costs and expenses

(including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities of the applicable series in enforcing any of their respective rights under the respective Guarantee. Each Guarantee is limited to the maximum amount that can be guaranteed by the respective Guarantor, without rendering the relevant Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Each Guarantee (taken individually) shall be automatically released and shall terminate upon (a) the merger of the respective Guarantor with or into MeadWestvaco or the other Guarantor, if any, (b) the consolidation of the respective Guarantor with MeadWestvaco or the other Guarantor, if any, (c) the transfer of all or substantially all of the assets of the respective Guarantor to MeadWestvaco or the other Guarantor, if any, or (d) the termination of such Guarantor's guarantee of the MeadWestvaco's obligations under each of the Bank Credit Facilities. "Bank Credit Facilities" means (i) the Five-Year Credit Agreement, dated as of December 21, 2001, among MeadWestvaco and the lenders and agents listed therein, with The Bank of New York, as administrative agent and Bank One, NA, as syndication agent, as amended, supplemented or otherwise modified, (ii) the 364-Day Credit Agreement, dated as of December 21, 2001, among MeadWestvaco and the lenders and agents listed therein, with The Bank of New York, as administrative agent and Bank One, NA, as syndication agent, as amended, supplemented or otherwise modified, and (iii) any amendments, renewals, refundings, refinancings, extensions, modifications or replacements with respect to any of the foregoing.

     Each of Mead and Westvaco, prior to consummation of the business combination, has issued several series of debt securities and commercial paper that remain outstanding as of the date of this prospectus. In connection with the business combination (1) each of MeadWestvaco and Mead has guaranteed Westvaco's obligations under its outstanding series of debt securities and commercial paper, and (2) each of MeadWestvaco and Westvaco has guaranteed Mead's obligations under its outstanding series of debt securities and commercial paper.

     Each of Mead and Westvaco, prior to consummation of the business combination, has entered into obligations with respect to several series of tax exempt debt in conjunction with several municipalities. In connection with the business combination (1) each of MeadWestvaco and Mead has guaranteed Westvaco's obligations with respect to the various series of tax exempt debt issued for its benefit, and (2) each of MeadWestvaco and Westvaco has guaranteed Mead's obligations with respect to certain of its outstanding series of tax exempt debt issued for its benefit. MeadWestvaco anticipates that Mead's obligations with respect to any series of tax exempt debt issued for Mead's benefit that have not been guaranteed by MeadWestvaco and Westvaco will become so guaranteed in the future.

     Each of Mead and Westvaco may, in the future, guarantee obligations of MeadWestvaco, including, but not limited to, obligations with respect to series of Securities, credit facilities, tax exempt debt and commercial paper. As of the date of this prospectus, each of Mead and Westvaco has guaranteed MeadWestvaco's obligations under its Bank Credit Facilities described in clauses
(i) and (ii) of the definition thereof and its commercial paper program.

Restrictive Covenants

     Certain capitalized terms used in this "Restrictive Covenants" section have the meanings provided in the last paragraph hereof.

     Limitations on Liens. The Indenture provides that so long as any of the Securities are outstanding MeadWestvaco will not, and will not permit any Domestic Subsidiary to, issue, assume or guarantee any debt for money borrowed (herein referred to as "Debt") if such Debt is secured by any mortgage, security interest, pledge or other lien (herein referred to as a "mortgage") upon any Principal Property of MeadWestvaco or any Domestic Subsidiary or indebtedness of any Domestic Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively securing the Securities equally and ratably with such Debt. The foregoing restriction does not apply to:

          (1) mortgages on any property acquired, constructed or improved after the date of the Indenture which are created or assumed within 24 months after such acquisition, construction or improvement (or within six months thereafter pursuant to a firm commitment for financing arrangements entered into within such 24 month period) to secure or provide for the payment of the purchase price or cost thereof incurred after the date of the Indenture, or existing mortgages on property acquired, provided such mortgages shall not apply to any property theretofore owned by MeadWestvaco or a Domestic Subsidiary other than theretofore unimproved real property;

          (2) mortgages existing on any property acquired from a corporation merged with or into MeadWestvaco or a Domestic Subsidiary;

          (3) mortgages on property of any corporation existing at the time it becomes a Domestic Subsidiary;

          (4) mortgages securing Debt owed by a Domestic Subsidiary to MeadWestvaco or to another Domestic Subsidiary;

          (5) mortgages in favor of governmental bodies to secure advance or other payments pursuant to any contract or statute or to secure indebtedness incurred to finance the purchase price or cost of constructing or improving the property subject to such mortgages;

          (6) mortgages on timberlands in connection with an arrangement under which MeadWestvaco or a Domestic Subsidiary is obligated to cut or pay for timber in order to provide the secured party with a specified amount of money, however determined; or

          (7) mortgages securing tax exempt debt of MeadWestvaco or a Domestic Subsidiary;

          (8) mortgages for extending, renewing or replacing Debt secured by any mortgage referred to in the foregoing clauses (1) to (7) inclusive or in this clause or any mortgage existing on the date of the Indenture, provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

Such restriction does not apply to the issuance, assumption or guarantee by MeadWestvaco or any Domestic Subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all other secured Debt (not including secured Debt permitted under the foregoing exceptions) and the Value (as defined) of Sale and Lease-back Transactions existing at such time (other than Sale and Lease-back Transactions the proceeds of which have been applied to the retirement of Securities or of Funded Debt or to the purchase of other Principal Property, and other than Sale and Lease-back Transactions in which the property involved would have been permitted to be mortgaged under clause (1) above), does not exceed 15% of Consolidated Net Tangible Assets. (Section 1005)

     Limitation on Sale and Lease-back Transactions. Sale and Lease-back Transactions by MeadWestvaco or any Domestic Subsidiary of any Principal Property are prohibited (except for temporary leases for a term, including renewals, of not more than three years and except for leases between MeadWestvaco and a Domestic

Subsidiary or between Domestic Subsidiaries) unless the net proceeds of such sale are at least equal to the fair value of such Principal Property and:

     o MeadWestvaco or such Domestic Subsidiary would be entitled to incur Debt secured by a mortgage on the property to be leased without securing the Securities pursuant to clause (1) under "Limitations on Liens" or

     o the Value thereof would be an amount permitted under the last sentence under "Limitations on Liens" or

     o MeadWestvaco or any of its subsidiaries applies an amount equal to the fair value of such Principal Property

               (a) to the retirement of Funded Debt of MeadWestvaco or a Domestic Subsidiary or

               (b) to the purchase of Principal Property (other than that involved in such Sale and Lease-back Transaction). (Section 1006)

For the purposes of the covenants described above,

     "Consolidated Net Tangible Assets" means the total of all the assets appearing on the consolidated balance sheet of MeadWestvaco and its subsidiaries less the following: (1) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination; (2) reserves for depreciation and other asset valuation reserves; (3) intangible assets such as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense carried as an asset on said balance sheet; and (4) appropriate adjustments on account of minority interests of other persons holding stock in any subsidiary of MeadWestvaco. Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which MeadWestvaco and its subsidiaries are engaged and which are approved by the independent accountants regularly retained by MeadWestvaco, and may be determined as of a date not more than sixty days prior to the happening of the event for which such determination is being made.

     "Domestic Subsidiary" means any Subsidiary which owns a Principal Property.

     "Funded Debt" means any Debt which by its terms matures at or is extendable or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than twelve months after the date of the creation of such Debt.

     "Principal Property" means any mill, converting plant, manufacturing plant, manufacturing facility, including, in each case, the equipment therein, or timberlands, located within the continental United States of America (other than any of the foregoing acquired principally for the control or abatement of atmospheric pollutants or contaminants or water, noise, odor or other pollution, or any facility financed from the proceeds of pollution control or revenue bonds), whether owned at the date of the Indenture or thereafter acquired, having a gross book value (without deductions of any applicable depreciation reserves) on the date as of which the determination is being made of more than 5% of Consolidated Net Tangible Assets, but shall not include any minerals or mineral rights, or any timberlands designated by the Board of Directors of MeadWestvaco or of a Domestic Subsidiary, as the case may be, as being held primarily for development and/or sale.

     "Sale and Lease-back Transaction" means any arrangement with any person providing for the leasing to MeadWestvaco or any Domestic Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between MeadWestvaco and a Domestic Subsidiary or between Domestic Subsidiaries), which Principal Property has been or is to be sold or transferred by MeadWestvaco or such Domestic Subsidiary to such person.

     "Value" means with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the property leased pursuant to such Sale and Lease-back Transaction or (2) the fair value in the opinion of the Board of Directors of MeadWestvaco of such property at the time of entering into such Sale and Lease-back Transaction, in either case divided first by the number of full years of the terms of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

Events of Default

     The following are Events of Default under the Indenture with respect to Securities of any series:

     o failure to pay principal of or any premium on any Security of that series when due;

     o failure to pay any interest on any Security of that series when due, continued for 30 days;

     o failure to deposit any sinking fund payment, when due, in respect of any Security of that series;

     o failure to perform any other covenant of MeadWestvaco in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities other than that series), continued for 60 days after written notice as provided in the Indenture;

     o certain events in bankruptcy, insolvency or reorganization with respect to MeadWestvaco and

     o any other Event of Default provided with respect to Securities of that series. (Section 501)

     MeadWestvaco expects that the terms of any series of Securities issued with the benefit of one or more Guarantees will provide that it shall be an additional Events of Default with respect to such series of Securities if either
(i) any such Guarantee ceases to be in full force and effect (other than in accordance with its terms) or is declared null and void or unenforceable or found to be invalid or unenforceable or found to be invalid or any applicable Guarantor denies its liability under such Guarantee (other than by reason of the release of such Guarantor from such Guarantee in accordance with its terms), or
(ii) certain events of bankruptcy, insolvency or reorganization occur with respect to any applicable Guarantor. If any such additional Events of Default are applicable with respect to a series of Securities, the accompanying prospectus supplement will specify such additional Events of Default and shall, to the extent inconsistent with the foregoing, supersede the expectation of MeadWestvaco set forth above.

     If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section
502)

     The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series. (Section 512)

     No Holder of any Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Securities of that series and also unless the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Section 507) However, the Holder of any Security will have an absolute right to receive payment of the principal of (and premium, if any) and interest on such Security on or after the due dates expressed in such Security and to institute suit for the enforcement of any such payment. (Section 508)

     MeadWestvaco is required to furnish to the Trustee annually a statement as to performance by MeadWestvaco of certain of its obligations under the Indenture and as to any default in such performance. (Section 1007)

Modification and Waiver

     Modifications and amendments of the Indenture may be made by MeadWestvaco and the Trustee with the consent of the Holders of a majority in aggregate principal amount of all Outstanding Securities, taken together as a single class, affected by such modification or amendment. However, no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby:

     o change the stated maturity date of the principal of, or any installment of principal or interest on, any Security;

     o reduce the principal amount of, or any premium or interest on, any Security;

     o reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the maturity thereof;

     o change the place or currency of payment of principal of, or any premium or interest on, any Security;

     o impair the right to institute suit for the enforcement of any payment on or with respect to any Security; or

     o reduce the percentage in principal amount of Outstanding Securities the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Section 902)

     The Holders of a majority in aggregate principal amount of the Outstanding Securities, taken together as a single class, may, on behalf of all Holders of Securities, waive, insofar as that series is concerned, compliance by MeadWestvaco with certain restrictive provisions of the Indenture. (Section
1008) The Holders of a majority in aggregate principal amount of the Outstanding Securities, taken together as a single class, may, on behalf of all Holders of Securities, waive any past default under the Indenture with respect to all Outstanding Securities of that series, except a default in the payment of principal or any premium or interest or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Security. (Section 513)

     With respect to any Guarantor the provisions of the Indenture governing the Guarantees may be modified or amended with the consent of the Holders of a majority in aggregate principal amount of all Outstanding Securities entitled to the benefits of a Guarantee from such Guarantor, voting together as a single class. However, any Guarantee, once issued, may not be released (other than in accordance with the provisions set forth under "--Guarantees") without the consent of each Holder of Outstanding Securities affected thereby without first obtaining the consent of each such Holder.

Consolidation, Merger and Sale of Assets

     MeadWestvaco may consolidate or merge with or into, or transfer its assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction, provided that the successor corporation assumes MeadWestvaco's obligations on the Securities and under the Indenture, that after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

Legal Defeasance and Covenant Defeasance

     We may, at our option and at any time, elect to have all of our obligations discharged with respect to the Outstanding Securities of any series and all obligations of any Guarantors discharged with respect to their Guarantees ("Legal Defeasance") except for:

          (1) the rights of Holders of Outstanding Securities to receive payments in respect of the principal of, or interest or premium, if any, on such Securities when such payments are due from the trust referred to below;

          (2) our obligations with respect to the Securities concerning issuing temporary Securities, registration of Securities, mutilated, destroyed, lost or stolen Securities and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the indenture.

     In addition, we may, at our option and at any time, elect to have our and our Subsidiaries' obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Securities of the applicable series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default will no longer constitute an Event of Default with respect to the Securities of the applicable series.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) we must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the Securities of the applicable series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Securities of the applicable series on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the Securities of the applicable series are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, we have delivered to the trustee an opinion of counsel (with customary assumptions and exceptions) reasonably acceptable to the trustee confirming that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the supplemental indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided that this clause (2) shall not apply in the case of any Legal Defeasance occurring within one year of the Stated Maturity of the Securities of the applicable series or after such time as all outstanding Securities of the applicable series have been called for redemption.

          (3) in the case of Covenant Defeasance, we have delivered to the trustee an opinion of counsel (with customary assumptions and exceptions) reasonably acceptable to the trustee confirming that the Holders of the outstanding Securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; provided that this clause (3) shall not apply in the case of any Covenant Defeasance occurring within one year of the Stated Maturity of the Securities of the applicable series or after such times as all outstanding Securities of the applicable series have been called for redemption.

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default with respect to the applicable series of Securities only resulting from the procurement of funds to be applied to such deposit) and any related incurrence of a mortgage or mortgages;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which we or any of our Restricted Subsidiaries is a party or by which we or any of our Restricted Subsidiaries is bound;

          (6) we must deliver to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the Holders of Securities of the applicable series over the other of our creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

          (7) we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Concerning the Trustee

     MeadWestvaco maintains banking relationships with the Trustee in the ordinary course of its business. Borrowings totalling $1,000,000,000 are available to MeadWestvaco under its Credit Agreement with a group of banks that includes the Trustee and certain of its affiliates. There are no borrowings currently outstanding under this Credit Agreement.

                              PLAN OF DISTRIBUTION

     MeadWestvaco may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents.

     The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each prospectus supplement will describe the method of distribution of the Securities offered thereby.

     In connection with the sale of the Securities, underwriters may receive compensation from MeadWestvaco or from purchasers of Securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under such Act. Any such underwriter will be identified and any such compensation will be described in the prospectus supplement.

     If so indicated in the prospectus supplement, MeadWestvaco will authorize the underwriters to solicit offers by certain institutions to purchase Securities from MeadWestvaco at the public offering price set forth in the prospectus supplement pursuant to Delayed Delivery Contracts providing for payment and delivery on the date stated in the prospectus supplement. Each such contract will be for an amount not less than, and unless MeadWestvaco otherwise agrees, the aggregate principal amount of Securities sold pursuant to such contracts shall not be more than, the respective amounts stated in the prospectus supplement. Institutions with whom such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to the approval of MeadWestvaco. Delayed Delivery Contracts will not be subject to any conditions except that the purchase by an institution of the Securities covered thereby shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.

     The Underwriting Agreement to be entered into with respect to any Securities sold through underwriters will provide that the obligations of the underwriter or underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the Securities covered by the applicable prospectus supplement if any are purchased. MeadWestvaco and the Guarantors, if any, will also agree to indemnify the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

     In connection with any offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such stabilizing if commenced, may be discontinued at any time.

                                 LEGAL OPINIONS

     The legality of the Securities offered hereby will be passed upon for MeadWestvaco and, if applicable, Mead and Westvaco, as Guarantors, by Wendell L. Willkie, II, Esq., Senior Vice President and General Counsel of MeadWestvaco and for the Underwriters by Cahill Gordon & Reindel, New York, New York. Mr. Willkie is the beneficial owner of shares of MeadWestvaco's common stock held in trust under MeadWestvaco's Savings and Investment Plan. He is also the recipient of stock options granted by MeadWestvaco. Cahill Gordon & Reindel has in the past performed certain legal services for Westvaco, and continues to perform certain legal services for MeadWestvaco.

                                     EXPERTS

MeadWestvaco

     The consolidated balance sheet of MeadWestvaco (f/k/a MW Holding Corporation) incorporated in this prospectus by reference to MeadWestvaco's Joint Proxy Statement--Prospectus included in its Registration Statement on Form S-4 (No. 333-71124) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

Mead

     The consolidated financial statements of The Mead Corporation for the year ended December 31, 2001, incorporated in this prospectus by reference to MeadWestvaco's Form 8-K/A dated March 8, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph relating to the company's change in its method of accounting for derivative instruments effective January 1, 2001 and the company's change in its method of revenue recognition for provisions included in certain sales agreements effective January 1, 2000) which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in auditing and accounting.

Westvaco

     The consolidated financial statements of Westvaco Corporation incorporated in this prospectus by reference to Westvaco's Annual Report on Form 10-K for the year ended October 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.*

     Securities and Exchange Commission registration fee.....  $     73,600
     Printing and engraving..................................  $    120,000
     Trustee's fee and expenses..............................  $     16,000
        Legal fees...........................................  $    100,000
     Accounting services.....................................  $    300,000
     Rating agency fees......................................  $    640,000
     Miscellaneous...........................................  $     12,000
                                                               ------------
          Total..............................................  $  1,261,600
                                                               ============
----------
     * All amounts shown are estimates, other than the registration fee.



Item 15.   Indemnification of Directors and Officers.

     MeadWestvaco Corporation and Westvaco Corporation are incorporated under the laws of the State of Delaware. The General Corporation Law of the State of Delaware, Section 145, as amended, permits a registrant to indemnify any person "who was or is a party or is threatened to be made a party" to any proceeding by his relationship to such registrant "if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests" of such registrant. Expenses may be paid in advance and insurance may be carried by such registrant.

     Section 2.13 of MeadWestvaco's Bylaws provides as follows:

          Each director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent provided by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of another corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to directors, officers and employees of the Corporation.

     MeadWestvaco has purchased an insurance policy insuring officers and directors of the registrants against certain liabilities, including liabilities under the Securities Act of 1933, and insuring the registrants against any payment which they are obligated to make to such persons under the indemnification provisions of its Bylaws.

     Article II, Section 14 of Westvaco's Bylaws provides as follows:

          Each director, officer and employee, past or present, of the Corporation, and each person who serves or may have served at the request of the Corporation as a director, officer or employee of another corporation and their respective heirs, administrators and executors, shall be indemnified by the Corporation in accordance with, and to the fullest extent provided by, the provisions of the General Corporation Law of the State of Delaware as it may from time to time be amended. Each agent of the Corporation and each person who serves or may have served at the request of the Corporation as an agent of an-other corporation, or as an employee or agent of any partnership, joint venture, trust or other enterprise may, in the discretion of the Board of Directors, be indemnified by the Corporation to the same extent as provided herein with respect to directors, officers and employees of the Corporation.

     Mead is a corporation organized under the laws of Ohio. Section 2 of
Article V of the Regulations of Mead provides for the indemnification by Mead of its officers, directors, employees and others against certain liabilities and expenses. Such provision provides different treatment for (i) cases other than those involving actions or suits by or in the right of Mead and (ii) cases involving actions or suits by or in the right of Mead. In the first category, Mead indemnifies each director, officer, employee and agent of Mead and each person who services another organization at the request of Mead, against expenses, including attorneys' fees, judgments, decrees, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was in such position or so serving, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Mead, and with respect to any matter the subject of a criminal action, suit or proceeding, if such person had no reasonable cause to believe that such person's conduct was unlawful. In the second category, Mead indemnifies each director, officer, employee and agent of Mead and each person who serves another organization at the request of Mead, against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of Mead to procure a judgment in its favor, by reason of the fact that such person is or was in such position or so serving, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Mead, except that no indemnification shall be made in respect of any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of such person's duty to Mead unless and only to the extent that a court of common pleas, or the court in which such action or suit was brought, determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses. Any such indemnification, unless ordered by a court, may be made by Mead only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct. Such determination must be made (a) by a majority vote of a quorum consisting of directors of Mead who were not and are not parties to or threatened with any such action, suit or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for Mead or the person to be indemnified in the last five years, or (c) by the shareholders, or (d) by the Court of Common Pleas or the court in which such action, suit or proceeding was brought. Any determination made by the disinterested directors or by independent legal counsel must be promptly communicated to the person who threatened or brought an action or suit by or in the right of Mead and such person may, within ten days, petition an appropriate court to review the reasonableness of such determination.

     To the extent that a person covered by the indemnification provisions of the Regulations has been successful on the merits or otherwise in defense of any action referred to above, indemnification of such person against expenses is mandatory.

     The Regulations also provide that expenses, including attorneys' fees, amounts paid in settlement, and (except in the case of any action by or in the right of Mead) judgments, decrees, fines and penalties incurred in connection with any potential, threatened, pending or completed action or suit by any person by reason of the fact that he is or was a director, officer, employee or agent of Mead or is or was serving another organization at the request of Mead may be paid or reimbursed by Mead, as authorized by the Board of Directors upon a determination that such payment or reimbursement is in the best interests of Mead.

     The Regulations also provide that, with certain limited exceptions, a director will be liable in damages for any action he takes or fails to take as a director only if it is proved by clear and convincing evidence that such action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to Mead or undertaken with reckless disregard for the best interests of Mead. The Regulations also provide that, with certain limited exceptions, expenses incurred by a director in defending an action must be paid by Mead as they are incurred in advance of the final disposition, if the director agrees (i) to repay such advances if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to Mead or undertaken with reckless disregard for Mead's best interests and (ii) to reasonably cooperate with Mead concerning the action.

     Reference is made to the Underwriting Agreement filed as Exhibit (1) to this Registration Statement.

Item 16.   Exhibits.

(1) Form of Underwriting Agreement relating to the Debt Securities (to be filed by amendment).

(4)(a) Form of Indenture among MeadWestvaco Corporation, Westvaco Corporation, The Mead Corporation and The Bank of New York, as trustee.

(4)(b) Form of Debt Security (incorporated by reference to Article II of Exhibit 4(a) to this Registration Statement).

(5) Opinion of Wendell L. Willkie, II, Esq. as Senior Vice President and General Counsel of MeadWestvaco Corporation (to be filed by amendment).

(12)(a) MeadWestvaco computation of pro forma ratio of earnings to fixed charges.

(12)(b) Mead computation of ratio of earnings to fixed charges.

(12)(c) Westvaco computation of ratio of earnings to fixed charges.

(23)(a) Consent of Deloitte & Touche LLP.

(23)(b) Consent of PricewaterhouseCoopers LLP.

(23)(c) Consent of Wendell L. Willkie, II, Esq. (included in Exhibit (5)).

(24) Power of Attorney of certain officers and directors (included on pages S-2 and S-3, S-5 and S-7).

(25) Statement of eligibility of trustee on Form T-1.

Item 17.   Undertakings.

     (a) Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales of its securities are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in clauses (i) and (ii) of this paragraph shall not apply if the information required to be included in such post-effective amendments is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (i)  Each undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on the eighth day of March, 2002.


                          MEADWESTVACO CORPORATION
                              (Registrant)


                          By: /s/ John A. Luke, Jr.
                             ---------------------------------------------------
                              Name:  John A. Luke, Jr.
                              Title:    President and Chief Executive Officer

                                POWER OF ATTORNEY

     Know All Men by These Presents, that each person whose name appears below constitutes and appoints Jerome F. Tatar, John A. Luke, Jr. and Wendell L. Willkie, II, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitutions and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:




               Signature                                          Title                              Date
               ---------                                          -----                              ----

           /s/ Jerome F. Tatar                  Chairman of the Board and Director              March 8, 2002
---------------------------------------
            Jerome F. Tatar

         /s/ John A. Luke, Jr.                  President and Chief Executive Officer           March 8, 2002
---------------------------------------         and Director
           John A. Luke, Jr.

                                                Senior Vice President and Chief Financial       March 8, 2002
           /s/ Karen R. Osar                    Officer
---------------------------------------         (Principal Financial Officer)
             Karen R. Osar

            /s/ John E. Banu                    Comptroller                                     March 8, 2002
---------------------------------------         (Principal Accounting Officer)
              John E. Banu

           /s/ John G. Breen                    Director                                        March 8, 2002
---------------------------------------
             John G. Breen

        /s/ Michael E. Campbell                 Director                                        March 8, 2002
---------------------------------------
          Michael E. Campbell

        /s/ Thomas W. Cole, Jr.                 Director                                        March 8, 2002
---------------------------------------
        Dr. Thomas W. Cole, Jr.

          /s/ Duane E. Collins                  Director                                        March 8, 2002
---------------------------------------
            Duane E. Collins

                                                Director
---------------------------------------
         David F. D'Alessandro



                                       S-2

         /s/ William E. Hoglund                 Director                                        March 8, 2002
---------------------------------------
           William E. Hoglund

          /s/ James G. Kaiser                   Director                                        March 8, 2002
---------------------------------------
            James G. Kaiser

         /s/ Richard B. Kelson                  Director                                        March 8, 2002
---------------------------------------
           Richard B. Kelson

            /s/ John A. Krol                    Director                                        March 8, 2002
---------------------------------------
              John A. Krol

           /s/ Susan J. Kropf                   Director                                        March 8, 2002
---------------------------------------
             Susan J. Kropf

          /s/ Douglas S. Luke                   Director                                        March 8, 2002
---------------------------------------
            Douglas S. Luke

        /s/ Robert C. McCormack                 Director                                        March 8, 2002
---------------------------------------
          Robert C. McCormack

       /s/ Lee J. Styslinger, Jr.               Director                                        March 8, 2002
---------------------------------------
         Lee J. Styslinger, Jr.

           /s/ Jane L. Warner                   Director                                        March 8, 2002
---------------------------------------
             Jane L. Warner

         /s/ J. Lawrence Wilson                 Director                                        March 8, 2002
---------------------------------------
           J. Lawrence Wilson

                                                Director
---------------------------------------
          Richard A. Zimmerman

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on the eighth day of March, 2002.


                             WESTVACO CORPORATION
                                 (Registrant)


                             By: /s/  John A. Luke, Jr.
                                ------------------------------------------------
                                 Name:  John A. Luke, Jr.
                                 Title:    Chairman, Chief Executive
                                           Officer and President

                                POWER OF ATTORNEY

     Know All Men by These Presents, that each person whose name appears below constitutes and appoints Jerome F. Tatar, John A. Luke, Jr. and Wendell L. Willkie, II, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitutions and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

               Signature                                          Title                              Date

         /s/ John A. Luke, Jr.                  Chairman, Chief Executive Officer and       March 8, 2002
-------------------------------------           President and Director
           John A. Luke, Jr.

           /s/ Karen R. Osar                    Senior Vice President and Chief Financial   March 8, 2002
-------------------------------------           Officer (Principal Financial Officer)
             Karen R. Osar

       /s/ James E. Stoveken, Jr.               Senior Vice President and Comptroller       March 8, 2002
-------------------------------------           (Principal Accounting Officer)
         James E. Stoveken, Jr.

          /s/ James A. Buzzard                  Director                                    March 8, 2002
-------------------------------------
            James A. Buzzard

           /s/ Ian W. Millar                    Director                                    March 8, 2002
-------------------------------------
             Ian W. Millar

          /s/ Jerome F. Tatar                   Director                                    March 8, 2002
-------------------------------------
            Jerome F. Tatar


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on the eighth day of March, 2002.


                            THE MEAD CORPORATION
                                (Registrant)


                            By: /s/ Jerome F. Tatar
                               -------------------------------------------------
                                Name: Jerome F. Tatar
                                Title:   Chairman, Chief Executive
                                         Officer and President

                                POWER OF ATTORNEY

     Know All Men by These Presents, that each person whose name appears below constitutes and appoints Jerome F. Tatar, John A. Luke, Jr. and Wendell L. Willkie, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitutions and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

               Signature                                          Title                              Date


          /s/ Jerome F. Tatar                   Chairman, Chief Executive Officer and       March 8, 2002
---------------------------------------         President and Director
            Jerome F. Tatar

        /s/ Timothy R. McLevish                 Vice President and Chief Financial          March 8, 2002
---------------------------------------         Officer (Principal Financial Officer)
          Timothy R. McLevish

        /s/ Peter H. Vogel, Jr.                 Vice President-Finance and Treasurer        March 8, 2002
---------------------------------------         (Principal Accounting Officer)
          Peter H. Vogel, Jr.

          /s/ James A. Buzzard                  Director                                    March 8, 2002
---------------------------------------
            James A. Buzzard

         /s/ John A. Luke, Jr.                  Director                                    March 8, 2002
---------------------------------------
           John A. Luke, Jr.

           /s/ Ian W. Millar                    Director                                    March 8, 2002
---------------------------------------
             Ian W. Millar

                                  EXHIBIT INDEX


(1) Form of Underwriting Agreement relating to the Debt Securities (to be filed by amendment).

(4)(a) Form of Indenture among MeadWestvaco Corporation, Westvaco Corporation, The Mead Corporation and The Bank of New York, as trustee.

(4)(b) Form of Debt Security (incorporated by reference to Article II of Exhibit 4(a) to this Registration Statement).

(5) Opinion of Wendell L. Willkie, II, Esq. as Senior Vice President and General Counsel of MeadWestvaco Corporation (to be filed by amendment).

(12)(a) MeadWestvaco computation of pro forma ratio of earnings to fixed charges.

(12)(b) Mead computation of ratio of earnings to fixed charges.

(12)(c) Westvaco computation of ratio of earnings to fixed charges.

(23)(a) Consent of Deloitte & Touche LLP.

(23)(b) Consent of PricewaterhouseCoopers LLP.

(23)(c) Consent of Wendell L. Willkie, II, Esq. (included in Exhibit (5)).

(24) Power of Attorney of certain officers and directors (included on pages S-2 and S-3, S-5 and S-7).

(25) Statement of eligibility of trustee on Form T-1.

                                                                    EXHIBIT 4(a)

                                FORM OF INDENTURE



================================================================================




                            MEADWESTVACO CORPORATION


                                       and


                              THE BANK OF NEW YORK,

                                   as Trustee



                         ------------------------------




                                    INDENTURE

                              Dated as of [ ], 2002




                        --------------------------------




================================================================================

  Reconciliation and tie between Provisions of Trust Indenture Act of 1939 and
                        Indenture, dated as of [ ], 2002
                        between MEADWESTVACO CORPORATION
                       and THE BANK OF NEW YORK, Trustee

Trust Indenture
  Act Section                                             Indenture Section
---------------                                           -----------------

ss.310(a)(1)..........................................    609
       (a)(2).........................................    609
       (a)(3).........................................    Not Applicable
       (a)(4).........................................    Not Applicable
       (a)(5).........................................    609
       (b)............................................    608, 610
       (c)............................................    Not Applicable
ss.311(a).............................................    613
       (b)............................................    613
ss.312(a).............................................    701, 702(a)
       (b)............................................    702(b)
       (c)............................................    702(c)
ss.313(a).............................................    703
       (b)............................................    703
       (c)............................................    703
       (d)............................................    703
ss.314(a).............................................    704
       (a)(4).........................................    101, 1007
       (b)............................................    Not Applicable
       (c)(1).........................................    102
       (c)(2).........................................    102
       (c)(3).........................................    Not Applicable
       (d)............................................    Not Applicable
       (e)............................................    102
ss.315(a).............................................    601(a)
       (b)............................................    602, 703
       (c)............................................    601(b)
       (d)............................................    601(c)
       (d)(1).........................................    601(a)(1), 601(c)(1)
       (d)(2).........................................    601(c)(2)
       (d)(3).........................................    601(c)(3)
       (e)............................................    514
ss.316(a).............................................    101
       (a)(1)(A)......................................    502, 512
       (a)(1)(B)......................................    513
       (a)(2).........................................    Not Applicable
       (b)............................................    508
       (c)............................................    104
ss.317(a)(1)..........................................    503
       (a)(2).........................................    504
       (b)............................................    1003
ss.318(a).............................................    107

                              TABLE OF CONTENTS(1)

                                                                            Page

PARTIES......................................................................1
RECITALS OF THE COMPANY......................................................1


                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

Section 101.  Definitions....................................................1
              Act............................................................2
              Affiliate......................................................2
              Authenticating Agent...........................................2
              Board of Directors.............................................2
              Board Resolution...............................................2
              Business Day...................................................2
              Commission.....................................................2
              Company........................................................2
              Company Request; Company Order.................................2
              Consolidated Net Tangible Assets...............................3
              Corporate Trust Office.........................................3
              corporation....................................................3
              Defaulted Interest.............................................3
              Domestic Subsidiary............................................3
              Event of Default...............................................3
              Expiration Date................................................3
              Funded Debt....................................................3
              Government Securities..........................................3
              Guarantee......................................................3
              Guarantor......................................................4
              Holder.........................................................4
              Indenture......................................................4

----------

1 NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                            Page

              interest........................................................4
              Interest Payment Date...........................................4
              Maturity........................................................4
              Notation of Guarantee...........................................4
              Obligor.........................................................4
              Officers' Certificate...........................................4
              Opinion of Counsel..............................................4
              Original Issue Discount Security................................4
              Outstanding.....................................................5
              Paying Agent....................................................5
              Person..........................................................5
              Place of Payment................................................5
              Predecessor Security............................................6
              Principal Property..............................................6
              Redemption Date.................................................6
              Redemption Price................................................6
              Regular Record Date.............................................6
              Responsible Officer.............................................6
              Sale and Lease-back Transaction.................................6
              Securities......................................................6
              Security Register and Security Registrar........................7
              Special Record Date.............................................7
              Stated Maturity.................................................7
              Subsidiary......................................................7
              Trustee.........................................................7
              Trust Indenture Act.............................................7
              Value...........................................................7
              Vice President..................................................7
              Voting Stock....................................................7
Section 102.  Compliance Certificates and Opinions............................8
Section 103.  Form of Documents Delivered to Trustee..........................8
Section 104.  Acts of Holders.................................................9
Section 105.  Notices, Etc., to Trustee and Company..........................11
Section 106.  Notice to Holders; Waiver......................................11
Section 107.  Conflict with Trust Indenture Act..............................12
Section 108.  Effect of Headings and Table of Contents.......................12
Section 109.  Successors and Assigns.........................................12
Section 110.  Separability Clause............................................12
Section 111.  Benefits of Indenture..........................................12
Section 112.  Governing Law..................................................12
Section 113.  Legal Holidays.................................................12

                                                                            Page

                                   ARTICLE TWO

                                 SECURITY FORMS

Section 201.  Forms Generally................................................13
Section 202.  Form of Face of Security.......................................13
Section 203.  Form of Reverse of Security....................................16
Section 204.  Form of Trustee's Certificate of Authentication................19

                                  ARTICLE THREE

                                 THE SECURITIES

Section 301.  Amount Unlimited; Issuable in Series...........................19
Section 302.  Denominations..................................................21
Section 303.  Execution, Authentication, Delivery and Dating.................21
Section 304.  Temporary Securities...........................................22
Section 305.  Registration, Registration of Transfer and Exchange............23
Section 306.  Mutilated, Destroyed, Lost and Stolen Securities...............24
Section 307.  Payment of Interest; Interest Rights Preserved.................25
Section 308.  Persons Deemed Owners..........................................26
Section 309.  Cancellation...................................................26
Section 310.  Computation of Interest........................................26
Section 311.  Calculation of Original Issue Discount.........................26
Section 312.  CUSIP Numbers..................................................27

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

Section 401.  Satisfaction and Discharge of Indenture........................27
Section 402.  Additional Provisions Regarding Legal Defeasance and Covenant
                   Defeasance................................................28
Section 403.  Conditions to Defeasance.......................................29
Section 404.  Application of Trust Money.....................................30
Section 405.  Repayment to Company...........................................31
Section 406.  Indemnity for Government Securities............................31
Section 407.  Reinstatement..................................................31

                                                                            Page

                                  ARTICLE FIVE

                                    REMEDIES

Section 501.  Events of Default..............................................31
Section 502.  Acceleration of Maturity; Rescission and Annulment.............33
Section 503.  Collection of Indebtedness and Suits for Enforcement by
                    Trustee..................................................33
Section 504.  Trustee May File Proofs of Claim...............................34
Section 505.  Trustee May Enforce Claims Without Possession of Securities....35
Section 506.  Application of Money Collected.................................35
Section 507.  Limitation on Suits............................................36
Section 508.  Unconditional Right of Holders to Receive Principal, Premium and
                   Interest..................................................36
Section 509.  Restoration of Rights and Remedies.............................36
Section 510.  Rights and Remedies Cumulative.................................37
Section 511.  Delay or Omission Not Waiver...................................37
Section 512.  Control by Holders.............................................37
Section 513.  Waiver of Past Defaults........................................37
Section 514.  Undertaking for Costs..........................................38
Section 515.  Waiver of Stay or Extension Laws...............................38

                                   ARTICLE SIX

                                   THE TRUSTEE

Section 601.  Certain Duties and Responsibilities............................39
Section 602.  Notice of Defaults.............................................40
Section 603.  Certain Rights of Trustee......................................40
Section 604.  Not Responsible for Recitals or Issuance of Securities.........42
Section 605.  May Hold Securities............................................42
Section 606.  Money Held in Trust............................................42
Section 607.  Compensation and Reimbursement.................................42
Section 608.  Disqualification; Conflicting Interests........................43
Section 609.  Corporate Trustee Required; Eligibility........................43
Section 610.  Resignation and Removal; Appointment of Successor..............43
Section 611.  Acceptance of Appointment by Successor.........................45
Section 612.  Merger, Conversion, Consolidation or Succession to Business....46
Section 613.  Preferential Collection of Claims Against Company..............46

                                                                            Page

Section 614.  Appointment of Authenticating Agent............................47

                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.  Company to Furnish Trustee Names and Addresses of Holders......48
Section 702.   Preservation of Information; Communications to Holders........49
Section 703.  Reports by Trustee.............................................50
Section 704.  Reports by Company.............................................50

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.  Company May Consolidate, Etc., Only on Certain Terms...........50
Section 802.  Successor Corporation Substituted..............................51

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

Section 901.  Supplemental Indentures Without Consent of Holders.............51
Section 902.  Supplemental Indentures with Consent of Holders................52
Section 903.  Execution of Supplemental Indentures...........................53
Section 904.  Effect of Supplemental Indentures..............................54
Section 905.  Conformity with Trust Indenture Act............................54
Section 906.  Reference in Securities to Supplemental Indentures.............54

                                   ARTICLE TEN

                                    COVENANTS

Section 1001. Payment of Principal, Premium and Interest.....................54
Section 1002. Maintenance of Office or Agency................................54
Section 1003. Money for Securities Payments to Be Held in Trust..............55
Section 1004. Maintenance of Corporate Existence.............................56
Section 1005. Restrictions on Liens..........................................56
Section 1006. Restrictions on Sale and Lease-Back Transactions...............59
Section 1007. Officers' Certificate as to Default............................59
Section 1008. Waiver of Certain Covenants....................................59

                                                                            Page

Section 1009. Further Assurance..............................................60

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

Section 1101. Applicability of Article.......................................60
Section 1102. Election to Redeem; Notice to Trustee..........................60
Section 1103. Selection by Trustee of Securities to Be Redeemed..............60
Section 1104. Notice of Redemption...........................................61
Section 1105. Deposit of Redemption Price....................................62
Section 1106. Securities Payable on Redemption Date..........................62
Section 1107. Securities Redeemed in Part....................................62

                                 ARTICLE TWELVE

                                  SINKING FUNDS

Section 1201. Applicability of Article.......................................63
Section 1202. Satisfaction of Sinking Fund Payments with Securities..........63
Section 1203. Redemption of Securities for Sinking Fund......................63

                                ARTICLE THIRTEEN

                       REPAYMENT AT THE OPTION OF HOLDERS

Section 1301. Applicability of Article.......................................64

                                ARTICLE FOURTEEN

                                   GUARANTEES

Section 1401. Guarantees.....................................................64
Section 1402. Termination of Guarantee.......................................65
Section 1403. Amendments And Modifications...................................66
Section 1404. Guarantee Notation.............................................66

TESTIMONIUM .................................................................71
Signatures and Seals.........................................................71
Acknowledgments .............................................................71

Exhibit A - Form of Notation of Guarantee...................................A-1

     INDENTURE, dated as of [ ], 2002, between MeadWestvaco Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at One High Ridge Park, Stamford, CT 06905, the Guarantors (as defined herein), if any, and The Bank of New York, a New York banking corporation, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                  NOW, THEREFORE.  THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:


                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION


     Section 101. Definitions.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation and then used by the Company in the preparation of its financial statements; and

          (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

     Certain terms, used principally in Article Six, are defined in that Article.

     "Act", when used with respect to any Holder, has the meaning specified in
Section 104.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614.

     "Board of Directors" means either the board of directors of the Company or the executive committee of that board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law to close.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its President, a Vice Chairman or a Vice President, and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Net Tangible Assets"" means the total of all the assets appearing on the consolidated balance sheet of the Company and its Subsidiaries less the following: (1) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination; (2) reserves for depreciation and other asset valuation reserves; (3) intangible assets such as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense carried as an asset on said balance sheet; and (4) appropriate adjustments on account of minority interests of other persons holding stock in any Subsidiary of the Company. Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which the Company and its Subsidiaries are engaged and which are approved by the independent accountants regularly retained by the Company, and may be determined as of a date not more than sixty days prior to the happening of the event for which such determination is being made.

     "Corporate Trust Office" " means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Department, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

     "corporation" includes corporations, associations, companies and business trusts.

     "Defaulted Interest" has the meaning specified in Section 307.

     "Domestic Subsidiary" means any Subsidiary which owns a Principal Property.

     "Event of Default" has the meaning specified in Section 501.

     "Expiration Date" has the meaning specified in Section 104.

     "Funded Debt" means any Debt which by its terms matures at or is extendible or renewable at the sole option of the obligor without requiring the consent of the obligee to a date more than twelve months after the date of the incurrence of such Debt.

     "Government Securities" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States.

     "Guarantee" means, with respect to any series of Securities, a guarantee of the Securities of such series and certain other obligations of the Company under this Indenture as provided in Article Fourteen hereof and the Board Resolution, Officers' Certificate or supplemental indenture establishing such series of Securities.

     "Guarantor" means, with respect to any series of Securities, each Person identified as a Guarantor on the signature pages hereto that issues a Guarantee pursuant to Section 1404 of this Indenture and the Board Resolution, Officers' Certificate or supplemental indenture establishing such series of Securities.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemental or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the particular series of Securities established as contemplated by Section 301.

     "interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

     "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

     "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Notation of Guarantee" means, with respect to any series of Securities, the notation of guarantee of the Securities of such series substantially in the form of Exhibit A hereto, executed on behalf of each Guarantor by its Chairman of the Board, its Chief Executive Officer, its President, one of its Vice Chairmen, its Chief Financial Officer, or one of its Vice Presidents, attested by its Secretary or one of its Assistant Secretaries.

     "Obligor" means the Company and any Guarantor.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer, a Vice Chairman or a Vice President, and by the Chief Financial Officer, Treasurer, and Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

     "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other legal entity or government or any agency, authority, commission, body or political subdivision thereof.

     "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Securities of that series are payable as specified as contemplated by Section 301.

     "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     "Principal Property" means any mill, converting plant, manufacturing plant, manufacturing facility, including, in each case, the equipment therein, or timberlands, located within the continental United States of America (other than any of the foregoing acquired principally for the control or abatement of atmospheric pollutants or contaminants or water, noise, odor or other pollution, or any facility financed from the proceeds of pollution control or revenue bonds), whether owned at the date of this Indenture or thereafter acquired, having a gross book value (without deductions of any applicable depreciation reserves) on the date as of which the determination is being made of more than five percent of Consolidated Net Tangible Assets, but shall not include any minerals or mineral rights, or any timberlands designated by the Board of Directors or of a Domestic Subsidiary, as the case may be, as being held primarily for development and/or sale.

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

     "Responsible Officer", when used with respect to the Trustee, means any vice president, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Sale and Lease-back Transaction" means any arrangement with any Person providing for the leasing to the Company or any Domestic Subsidiary of any Principal Property (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and a Domestic Subsidiary or between Domestic Subsidiaries), which Principal Property has been or is to be sold or transferred by the Company or such Domestic Subsidiary to such person.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

     "Subsidiary" means a corporation more than 50% of the Voting Stock of which is owned or controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905.

     "Value" means with respect to a Sale and Lease-back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds from the sale or transfer of the Principal Property leased pursuant to such Sale and Lease-back Transaction or (2) the fair value in the opinion of the Board of Directors of such Principal Property at the time of entering into such Sale and Lease-back Transaction, in either case divided first by the number of full years of the terms of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     Section 102. Compliance Certificates and Opinions.

     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions preceding, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 103. Form of Documents Delivered to Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 104. Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Securities shall be proved by the Security Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof or the Holder of any Predecessor Security in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take or revoke the relevant action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action take by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after an record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

     The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (4) any direction referred to in
Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction or to revoke the same, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by holders and the applicable Expiration Date to be sent to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.

     With respect to any record date set pursuant to this Section, the party hereto that sets such record dates may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in
Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that sets such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its rights to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

     Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

     Section 105. Notices, Etc., to Trustee and Company.

     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office,
     Attention: Vice President, Administration, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Secretary at the address of its principal office specified in the first paragraph of this instrument, or at any other address previously furnished in writing to the Trustee by the Company.

     Section 106. Notice to Holders; Waiver.

     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its, his or her address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Section 107. Conflict with Trust Indenture Act.

     If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     Section 108. Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 109. Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 110. Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 111. Benefits of Indenture.

     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 112. Governing Law.

     This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

     Section 113. Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

                                   ARTICLE TWO

                                 SECURITY FORMS


     Section 201. Forms Generally.

     The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation of such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

     The Trustee's certificates of authentication shall be in substantially the form set forth in this Article.

     The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

     Section 202. Form of Face of Security.

[If the Security is an Original Issue Discount Security, insert-- THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 et seq. OF THE INTERNAL REVENUE CODE. FOR EACH $1,000 PRINCIPAL AMOUNT AT MATURITY OF THIS SECURITY, THE ISSUE PRICE IS $[ ] AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $[ ]. THE ISSUE DATE OF THIS SECURITY IS [ ] AND THE YIELD TO MATURITY IS [ ]%.]

                            MEADWESTVACO CORPORATION


No.                                                    $


     MEADWESTVACO CORPORATION, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to , or registered assigns, the principal sum of ______________________ dollars on ________________ [If the Security is to bear interest prior to Maturity, insert--, and to pay interest thereon from , or from the most recent In-terest Payment Date to which interest has been paid or duly provided for, semi-annually on and in each year, commencing , at the rate of % per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the or (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

     [If the Security is not to bear interest prior to Maturity, insert--The Principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of % per annum (to the extent that payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

     Payment of the principal of (and premium, if any) and [if applicable, insert--any such] interest on this Security will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert--; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register].

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an authenticating agent, by the manual sig-nature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                               MEADWESTVACO CORPORATION

                               By:
                                   -------------------------------------------


Attest:

__________________________________


     Section 203. Form of Reverse of Security.

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of [ ], 2002 (herein called the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregated principal amount to $[ ].

     [If applicable, insert--The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, [if applicable, insert--(1) on in any year commencing with the year and ending with the year through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount and (2)] at any time [on or after , 20 ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before , %, and if redeemed] during the 12-month period beginning of the years indicated,


                      Redemption                                 Redemption
       Year              Price                  Year                Price
       ----              -----                  ----                -----


and thereafter at a Redemption Price equal to % of the principal amount, together in the case of any such redemption [if applicable, insert--(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interests installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securi-ties, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.]

     [If applicable, insert--The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, (1) on in any year commencing with the year and ending with the year through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning of the years indicated,

                          Redemption Price            Redemption Price For
                           For Redemption             Redemption Otherwise
                         Through Operation           Than Through Operation
      Year              of the Sinking Fund           of the Sinking Fund
      ----              -------------------          ----------------------


and thereafter at a Redemption Price equal to % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof, all as provided in the Indenture.]

     [Notwithstanding the foregoing, the Company may not, prior to , redeem any Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, of in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than % per annum.]

     [The sinking fund for this series provides for the redemption on in each year beginning with the year and ending with the year of [not less than] $ [("mandatory sinking fund") and not more than $ ] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made.]

     In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     [If the Security is not an Original Issue Discount Security,--If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

     [If the Security is an Original Issue Discount Security,--If an Event of Default with respect to the Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to--insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected, voting together as a single class. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waiver compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     [If the Security has the benefit of one or more Guarantees, insert the Notation of Guarantee here, signed by each Guarantor.]

     Section 204. Form of Trustee's Certificate of Authentication.

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                 THE BANK OF NEW YORK,
                                    as Trustee

                                 By:
                                     -------------------------------------------
                                               Authorized Signatory


                                  ARTICLE THREE

                                 THE SECURITIES


     Section 301. Amount Unlimited; Issuable in Series.

     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

     The Securities may be issued in one or more series. These shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

          (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

          (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107);

          (3) the date or dates on which the principal of the Securities of the series is payable;

          (4) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

          (5) the place or places, if any, in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest on Securities of the series shall be payable;

          (6) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed or purchased, in whole or in part, at the option of the Company and/or the Holder thereof;

          (7) whether the Securities of such series shall have the benefit of any Guarantors, and if so, the name or names of the Guarantors;

          (8) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or other provision or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

          (9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

          (10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502; and

          (11) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

     All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such indenture supplemental hereto.

     At the option of the Company, interest on the Securities of any series that bears interest may be paid by mailing a check to the address of the person entitled thereto as such address shall appear in the Securities Register.

     If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

     Section 302. Denominations.

     The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section
301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

     Section 303. Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, one of its Vice Chairmen, its Chief Financial Officer, its Treasurer or one of its Vice Presidents, attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signature of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order and subject to the provisions hereof shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

          (a) if the form of such Securities has been established by or pursuant to Board Resolution as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

          (b) if the terms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

          (c) that all conditions precedent to the authentication and delivery of such Securities have been complied with and that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

     Each Security shall be dated the date of its authentication.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of one of its authorized officers or executed by an Authenticating Agent by manual signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

     Section 304. Temporary Securities.

     Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

     If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

     Section 305. Registration, Registration of Transfer and Exchange.

     The Company shall cause to be kept at the office of the Security Registrar designated pursuant to this Section 305 or Section 1002 a register (being the combined register of the Security Registrar and of all offices and agencies maintained or designated pursuant to Section 1002 as places were Securities may be surrendered for registration of transfer or exchange and being herein sometimes collectively referred to as "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed Security Registrar for the purpose of registering Securities and transfers of Securities as herein provided. In the event that the Trustee shall cease to be Security Registrar, it shall have the right to examine the Security Register as all reasonable times.

     Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

     At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or its, his or her attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

     The Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

     Section 306. Mutilated, Destroyed, Lost and Stolen Securities.

     If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a New Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 307. Payment of Interest; Interest Rights Preserved.

     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

          (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at its, his or her address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

          (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

     Section 308. Persons Deemed Owners.

     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 309. Cancellation.

     All Securities surrendered directly to the Trustee for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of as in accordance with the Trustee's practices.

     Section 310. Computation of Interest.

     Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

     Section 311. Calculation of Original Issue Discount.

     The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.
Section 312. CUSIP Numbers.

     The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE


     Section 401. Satisfaction and Discharge of Indenture.

     This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1) either

               (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
          Section 1003) have been delivered to the Trustee for cancellation; or

               (B) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i) have become due and payable, or

                    (ii) will become due and payable at their Stated Maturity
               within one year, or

                    (iii) if redeemable at the option of the Company are to be called for redemption within one year under arrangements satisfactory to the

               Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

          and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of all series as to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees hereunder.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, or to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Sections 404, 406, 607 and the last paragraph of Section 1003 shall survive.

     Section 402. Additional Provisions Regarding Legal Defeasance and Covenant Defeasance.

     (a) Subject to this Section 402(b) and Section 403 hereof, the Company at any time may terminate, with respect to the Securities of any series, (i) all of its obligations and all of the obligations of each Guarantor under such Securities and this Indenture (the "legal defeasance option") or (ii) its obligations under Sections 1004, 1005, 1006, 1007 and 1008 hereof, the operation of Sections 501(4) and Article Eight hereof and any other terms applicable to such series pursuant to a related Board Resolution, Officers' Certificate or supplemental indenture (unless such terms provide specifically to the contrary ("Other Applicable Terms")) (the "covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Securities of the applicable series may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities of the applicable series may not be accelerated because of an Event of Default specified in Section 501(4) or because of the failure of the Company to comply with Sections 1004, 1005, 1006, 1007, 1008 or Article Eight hereof or any Other Applicable Terms. If the Company exercises its legal defeasance option, each Guarantor, if any, shall be released from all its obligations under its Guarantee.

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

     (b) Notwithstanding clause (a) of this Section 402, the Company's obligations in Sections 305, 306, 404, 406, 407, 607, 609, 610, 614, 1001, 1002
and 1003 hereof shall survive until the Securities of the applicable series have been paid in full. Thereafter, the Company's obligations in Sections 404, 406, 607 and the last paragraph of Section 1003 hereof shall survive.

     Section 403. Conditions to Defeasance.

     The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders of the Securities of the applicable series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay (without consideration of any reinvestment of interest) the principal of, or interest and premium, if any, on the outstanding Securities of the applicable series on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities of the applicable series are being defeased to maturity or to a particular redemption date;

          (2) in the case of the legal defeasance option, the Company has delivered to the Trustee an Opinion of Counsel (with customary assumptions and exceptions) reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance option had not occurred; provided that this clause (2) shall not apply in the case of any legal defeasance option occurring within one year of the Stated Maturity of the Securities of the applicable series or after such time as all outstanding Securities of the applicable series have been called for redemption in accordance with Section 1102 hereof;

          (3) in the case of covenant defeasance option, the Company has delivered to the Trustee an Opinion of Counsel (with customary assumptions and exceptions) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance option had not occurred; provided that this clause (3) shall not apply in the case of any covenant defeasance option occurring within one year of the Stated Maturity of the Securities of the applicable series or after such time as all outstanding Securities of the applicable series have been called for redemption in accordance with Section 1102 hereof;

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default with respect to the applicable series of Securities only resulting from the procurement of funds to be applied to such deposit) and any related incurrence of a mortgage or mortgages (as defined in Section 1005);

          (5) such legal defeasance option or covenant defeasance option will not result in a breach or violation of, or constitute a default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company delivers to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities of the applicable series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding the Company's creditors or others; and

          (7) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the legal defeasance option or the covenant defeasance option have been complied with.

     Section 404. Application of Trust Money.

     The Trustee shall hold in trust cash in U.S. dollars or non-callable Government Securities deposited with it pursuant to this Article Four. It shall apply the deposited money and the money from non-callable Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal of, and interest and premium, if any, on, the Securities of the applicable series.

     Section 405. Repayment to Company.

     The Trustee and the Paying Agent shall promptly turn over to the Company upon written request therefor any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request therefor any money held by them for the payment of principal, interest or premium that remains unclaimed for two years, and, thereafter, holders of Securities of the applicable series entitled to such money must look to the Company for payment as general creditors.

     Section 406. Indemnity for Government Securities.

     The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited non-callable Government Securities or the principal and interest received on such non-callable Government Securities.

     Section 407. Reinstatement.

     If the Trustee or Paying Agent is unable to apply any cash in U.S. dollars or non-callable Government Securities in accordance with this Article Four by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations with respect to the Securities of the applicable series under this Indenture and such Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Four until such time as the Trustee or Paying Agent is permitted to apply all such cash in U.S. dollars or non-callable Government Securities in accordance with this Article Four; provided, however, that if the Company has made any payment of interest on or principal of any such Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the cash in U.S. dollars or non-callable Government Securities held by the Trustee or Paying Agent.


                                  ARTICLE FIVE

                                    REMEDIES


     Section 501. Events of Default.

     "Event of Default", whether used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity; or

          (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

          (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) a decree or order by a court having jurisdiction in the premises shall have been entered granting relief in respect of the Company in an involuntary proceeding against the Company under any applicable bankruptcy, insolvency or other similar applicable Federal or State law now or hereafter in effect, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force and unstayed for a period of 90 consecutive days; or

          (6) the Company shall institute proceedings for relief under any applicable bankruptcy, insolvency or other similar applicable Federal or State law now or hereafter in effect, or shall consent to the institution of any such proceedings against it, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Company in furtherance of any of the aforesaid purposes; or

          (7) any other Event of Default provided with respect to Securities of that series.

     Section 502. Acceleration of Maturity; Rescission and Annulment.

     If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% of principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

     At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) all overdue interest on all Securities of that series,

               (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Securities,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

               (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waiver as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Section 503. Collection of Indebtedness and Suits for Enforcement by
Trustee.

     The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

     If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     Section 504. Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 505. Trustee May Enforce Claims Without Possession of Securities.

     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

     Section 506. Application of Money Collected.

     Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 607; and

          SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

     Section 507. Limitation on Suits.

     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee reasonably satisfactory to it indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnify has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders or Holders of any other series, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

     Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     Section 509. Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 510. Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise, unless otherwise limited herein. The assertion or employment of any right or remedy hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 511. Delay or Omission Not Waiver.

     No delay or omission of the Trustee or of any Holder of any Securities to exercise any right to remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 512. Control by Holders.

     The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that, subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel shall determine that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a responsible officer or officers of the Trustee, determine that the proceeding so directed would be illegal or involve it in personal liability or would be unduly prejudicial to the rights of other Holders, and provided, further, that nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction.

     Section 513. Waiver of Past Defaults.

     The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 514. Undertaking for Costs.

     All parties to this Indenture agree, and each Holder of any Security by its, his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

     Section 515. Waiver of Stay or Extension Laws.

     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the exercise of any power herein granted to the Trustee, but will suffer and permit the exercise of every such power as though no such law had been enacted.

                                   ARTICLE SIX

                                   THE TRUSTEE


     Section 601. Certain Duties and Responsibilities.

     (a) Except as provided by subsection (b) of this Section,

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (b) In case an Event of Default with respect to Securities of a series has occurred and is continuing, the Trustee shall exercise with respect to Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     Section 602. Notice of Defaults.

     Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in
Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof; and provided, further, that in the case of any default of the character specified in
Section 501(1) with respect to Securities of such series, no such notice to Holders shall be given until after the lapse of any applicable grace period with respect to such default. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

     Section 603. Certain Rights of Trustee.

     Subject to the provisions of Section 601:

          (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

          (h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

          (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

          (j) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

     Section 604. Not Responsible for Recitals or Issuance of Securities.

     The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

     Section 605. May Hold Securities.

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

     Section 606. Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company in writing.

     Section 607. Compensation and Reimbursement.

     The Company agrees

          (1) to pay to the Trustee from time to time such compensation as shall be agreed upon by the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability, damage, claim or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim whether asserted by the Company, any Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligations of the Company pursuant to this Section shall constitute additional indebtedness hereunder, shall survive the satisfaction and discharge of this Indenture and resignation and removal of the Trustee, and shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on the Securities.

     Section 608. Disqualification; Conflicting Interests.

     The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.

     Section 609. Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. Neither the Company nor any person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee upon any Securities.

     Section 610. Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

     (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee with respect to the Securities of such series.

     (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (d) If at any time:

          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any holder who has been a bona fide Holder of a Security of such series for at least six months, may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

     (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

     Section 611. Acceptance of Appointment by Successor.

     (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee rates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or describable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
(3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those series to which the appointment of such successor Trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

     (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     Section 612. Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

     Section 613. Preferential Collection of Claims Against Company.

     The Trustee is subject to Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to
Section 311(a) of the Trust Indenture Act to the extent indicated therein.

     Section 614. Appointment of Authenticating Agent.

     At any time when any of the Securities remain Outstanding the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of an Authentication Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

     The provisions of Section 308, 604 and 605 shall be applicable to each Authenticating Agent.

     Pursuant to each appointment made under this Section, the Securities of each series covered by such appointment may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                             THE BANK OF NEW YORK



                             By:
                                 -------------------------------------------
                                          As Authenticating Agent

                             By:
                                 -------------------------------------------
                                           Authorized Signatory



                                  ARTICLE SEVEN

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY


     Section 701. Company to Furnish Trustee Names and Addresses of Holders.

     The Company will furnish or cause to furnished to the Trustee

          (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar or Paying Agent.

     Section 702. Preservation of Information; Communications to Holders.

     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

     (b) If three or more Holders (herein referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either

          (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

          (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

     If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

     Section 703. Reports by Trustee.

     Within 60 days after each January 15 beginning with the January 15 following the date of this Indenture, and for so long as Securities remain outstanding, the Trustee shall mail to the Holders of the Securities a brief report dated as of such reporting date that complies with Section 313(a) of the Trust Indenture Act (but if no event described in Section 313(a) of the Trust Indenture Act has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the Trust Indenture Act. The Trustee shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act and file such reports as required by Section 313(d) of the Trust Indenture Act.

     Section 704. Reports by Company.

     The Company shall file with the Trustee and the Commission, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).


                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE


     Section 801. Company May Consolidate, Etc., Only on Certain Terms.

     The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

          (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 802. Successor Corporation Substituted.

     Upon any consolidation by the Company with or merger by the Company into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation has been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.


                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES


     Section 901. Supplemental Indentures Without Consent of Holders.

     Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

          (3) to add any additional Events of Default; or

          (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; or

          (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

          (6) to secure the Securities; or

          (7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

          (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

          (9) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

     Section 902. Supplemental Indentures with Consent of Holders.

     With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities affected by such supplemental indenture voting together as a single class, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

          (2) reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

          (3) modify any of the provisions of this Section, Section 513 or
     Section 1008, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1008 or the deletion of this proviso, in accordance with the requirements of Sections 611(b) and 901(8).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 903. Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel and Officers' Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 904. Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 905. Conformity with Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 906. Reference in Securities to Supplemental Indentures.

     Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                                   ARTICLE TEN

                                    COVENANTS


     Section 1001. Payment of Principal, Premium and Interest.

     The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of (and premium, if any) and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

     Section 1002. Maintenance of Office or Agency.

     The Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as a Place of Payment for each series of Securities the Borough of Manhattan, The City of New York, and appoints the Trustee at its Corporate Trust Office as Paying Agent in such city.

     Section 1003. Money for Securities Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled so such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

     The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums have been paid to such Person or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

          (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     And money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for three years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Section 1004. Maintenance of Corporate Existence.

     Subject to the other provisions of this Indenture, the Company will, and will cause each Subsidiary to, maintain its corporate existence and right to carry on its business and duly procure all necessary renewals and extensions thereof and use its best efforts to maintain, preserve and renew all such rights, powers, privileges and franchises; provided, however, that nothing herein contained shall be construed to prevent the Company or a Subsidiary, from ceasing or omitting to exercise any rights, powers, privileges or franchises (including, in the case of a Subsidiary, the corporate existence thereof) which in the judgment of the Board of Directors of the Company or of such Subsidiary can no longer be profitably exercised, or to prevent the liquidation of any Subsidiary or the consolidation or merger of any Subsidiary or Subsidiaries with or into any other Subsidiary or Subsidiaries and/or the Company.

     Section 1005. Restrictions on Liens.

     (a) The Company will not, nor will it permit any Domestic Subsidiary to, issue, assume or guarantee any debt for money borrowed (hereinafter in this Article Ten referred to as "Debt") secured by any mortgage, security interest, pledge, lien or other encumbrance

(hereinafter called "mortgage" or "mortgages") upon any Principal Property of the Company or of a Domestic Subsidiary or indebtedness of any Domestic Subsidiary (whether such Principal Property or indebtedness is now owned or hereinafter acquired) without in any such case effectively securing, concurrently with the issuance, assumption or guaranty of any such Debt, the Securities (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Domestic Subsidiary ranking equally with the Securities and then existing or thereafter created) equally and ratably with such Debt; provided, however, that the foregoing restrictions shall not apply to

          (i) mortgages on any property acquired, constructed or improved by the Company or any Domestic Subsidiary after the date of this Indenture which are created or assumed contemporaneously with, or within 24 months days after, such acquisition, or completion of such construction or improvement, or within six months thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 24-month period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of this Indenture, or, in additional to mortgages contemplated by clauses (ii) and (iii) below, mortgages on any property existing at the time of acquisition thereof; provided that the mortgage shall not apply to any property theretofore owned by the Company or any Domestic Subsidiary other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

          (ii) mortgages on any property, shares of stock, or indebtedness existing at the time of acquisition thereof from a corporation which is merged with or into the Company or a Domestic Subsidiary;

          (iii) mortgages on property of a corporation existing at the time such corporation becomes a Domestic Subsidiary;

          (iv) mortgages to secure Debt of a Domestic Subsidiary to the Company or another Domestic Subsidiary;

          (v) mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages;

          (vi) mortgages on timberlands in connection with an arrangement under which the Company or a Domestic Subsidiary is obligated to cut or pay for timber in order to provide the secured party with a specified amount of money, however determined;

          (vii) mortgages securing tax exempt debt of the Company or a Domestic Subsidiary; or

          (viii) mortgages for the sole purpose of extending, renewing or replacing in whole or in part Debt secured by any mortgage referred to in the foregoing clauses (i) to (vii), inclusive, or in this clause (viii) or any mortgage existing on the date of this Indenture; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property).

     (b) The provisions of subsection (a) of this Section 1005 shall not apply to the issuance, assumption or guarantee by the Company or any Domestic Subsidiary of Debt secured by a mortgage which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other Debt of the Company and its Domestic Subsidiaries secured by mortgages (other than mortgages permitted by subsection (a) of this Section 1005) which would otherwise be subject to the foregoing restrictions and the Value of all Sale and Lease-back Transactions in existence at such time (other than any Sale and Lease-back Transaction which, if such Sale and Lease-back Transaction had been a mortgage, would have been permitted by clause (i) of Section 1005(a) and other than Sale and Lease-back Transactions as to which application of amounts have been made in accordance with clause (b) of Section 1006) does not at the time exceed 15% of Consolidated Net Tangible Assets.

     (c) If at any time the Company or any Domestic Subsidiary shall issue, assume or guarantee any Debt secured by any mortgage and if paragraph (a) of this Section 1005 requires that the Securities be secured equally and ratably with such Debt, the Company will promptly deliver to the Trustee

          (i) an Officers' Certificate stating that the covenant of the Company contained in paragraph (a) of this Section 1005 has been complied with; and

          (ii) an Opinion of Counsel to the effect that such covenant has been complied with, and that any instruments executed by the Company in the performance of such covenant comply with the requirements of such covenant.

     In the event that the Company shall hereafter secure the Securities equally and ratably with any other obligation or indebtedness pursuant to the provisions of this Section 1005, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce effectively the rights of the Holders of the Securities so secured, equally and ratably with such other obligation or indebtedness.

     Section 1006. Restrictions on Sale and Lease-Back Transactions.

     The Company will not, nor will it permit any Domestic Subsidiary to, enter into any Sale and Lease-back Transaction unless the net proceeds of such sale are at least equal to the fair value (as determined by the Board of Directors) of such Principal Property and either (a) the Company or such Domestic Subsidiary would be entitled, pursuant to the provisions of (1) clause (i) of paragraph (a) of Section 1005 or (2) paragraph (b) of Section 1005 hereof, to incur Debt secured by a mortgage on the Principal Property to be leased without equally and ratably securing any Security, or (b) the Company shall, and in any such case the Company covenants that it will, within 270 days of the effective date of any such arrangement (or in the case of (ii) below, within six months thereafter pursuant to a firm purchase commitment entered into within such 270-day period), apply an amount equal to the fair value (as so determined) of such Principal Property (i) to the payment or other retirement of Funded Debt incurred, assumed or guaranteed by the Company which Funded Debt (or the guarantee thereof) ranks senior to or pari passu with the Securities or of Funded Debt incurred or assumed by any Domestic Subsidiary (other than, in either case, Funded Debt owned by the Company or any Domestic Subsidiary) or
(ii) to the purchase of Principal Property (other than the Principal Property involved in such sale).

     Section 1007. Officers' Certificate as to Default.

     The Company will, so long as any of the Securities are outstanding:

          (1) deliver to the Trustee, forthwith upon becoming aware of any default or defaults in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such default or defaults, and

          (2) deliver to the Trustee on or before October 1 of each year, beginning with the year 2002, an Officers' Certificate signed by the Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer stating that in the course of the performance by the signers of their duties as officers of the Company they would normally obtain knowledge of any default by the Company in the performance of any covenant, agreement or condition contained in this Indenture, stating whether or not they have obtain knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature and status thereof.

     Section 1008. Waiver of Certain Covenants.

     The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1008, inclusive, with respect to all Outstanding Securities if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities voting together as a single class shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

     Section 1009. Further Assurance.

     From time to time whenever reasonably demanded by the Trustee the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of this Indenture or to secure the rights and remedies hereunder of the holders of the Securities.


                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES


     Section 1101. Applicability of Article.

     Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

     Section 1102. Election to Redeem; Notice to Trustee.

     The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

     Section 1103. Selection by Trustee of Securities to Be Redeemed.

     If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by pro rata or lot and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series or a denomination larger than the minimum authorized denomination for Securities of that series.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

     Section 1104. Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register, but failure to give such notice by mailing in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

     All notices of redemption shall state the Securities being redeemed (including the CUSIP number) and the following:

          (1) the Redemption Date,

          (2) the Redemption Price,

          (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

          (4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

          (5) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

          (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

          (7) that the redemption is for a sinking fund, if such is the case.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.

     Section 1105. Deposit of Redemption Price.

     Prior to 10:00 am (NYC time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

     Section 1106. Securities Payable on Redemption Date.

     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

     Section 1107. Securities Redeemed in Part.

     Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE

                                  SINKING FUNDS


     Section 1201. Applicability of Article.

     The provision of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

     The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

     Section 1202. Satisfaction of Sinking Fund Payments with Securities.

     The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any series required to be made pursuant to the terms of such Securities as provided for by the terms of such series, (1) deliver Outstanding Securities of such series (other than any previously called for redemption) and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

     Section 1203. Redemption of Securities for Sinking Fund.

     Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so delivered. If such Officers' Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in
Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.


                                ARTICLE THIRTEEN

                       REPAYMENT AT THE OPTION OF HOLDERS


     Section 1301. Applicability of Article.

     Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series.


                                ARTICLE FOURTEEN

                                   GUARANTEES


     The provisions of this Article Fourteen shall apply only to such series of Securities that are explicitly entitled to such benefit pursuant to the Board Resolution, Officers' Certificate or supplemental indenture establishing the terms of such series of Securities.

     Section 1401. Guarantees.

     (a) Subject to the first sentence of this Article Fourteen, each Guarantor unconditionally guarantees, on a joint and several basis, to each Holder of Securities of the applicable series and to the Trustee and its successors and assigns, (i) the full and punctual payment of all monetary obligations of the Company under this Indenture with respect to the Securities of the applicable series (including obligations to the Trustee) and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to the Securities of the applicable series. Each Guarantor further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company (except to the extent such judgment is paid) or any waiver or amendment of the provisions of this Indenture or the Securities to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of such Guarantor (except that such waiver or amendment shall be effective in accordance with its terms).

     (b) Each Guarantor further agrees that its Guarantee constitutes a guarantee of payment, performance and compliance and not merely of collection.

     (c) Each Guarantor further agrees to waive presentment to, demand of payment from and protest to the Company of its Guarantee, and also waives diligence, notice of acceptance of its Guarantee, presentment, demand for payment, notice of protest for nonpayment, the filing of claims with a court in the event of merger or bankruptcy of the Company and any right to require a proceeding first against the Company or any other Person. The obligations of a Guarantor shall not be affected by any failure or policy on the part of the Trustee to exercise any right or remedy under this Indenture or the Securities of the applicable series.

     (d) The obligation of a Guarantor to make any payment hereunder may be satisfied by causing the Company or another Guarantor to make such payment. If any Holder of any Security of the applicable series or the Trustee is required by any court or otherwise to return to the Company or any Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to any of the Company or any such Guarantor any amount paid by any of them to the Trustee or such Holder, any applicable Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

     (e) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder of Securities of the applicable series in enforcing any of their respective rights under its Guarantee.

     (f) Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of a Guarantor's Guarantee shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guarantee as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     Section 1402. Termination of Guarantee.

     Each Guarantee (taken individually) shall be automatically released and shall terminate upon (a) the merger of the respective Guarantor with or into another Obligor, (b) the consolidation of the respective Guarantor with another Obligor, (c) the transfer of all or substantially all of the assets of the respective Guarantor to another Obligor, or (d) the termination of a Guarantor's guarantee of the Company's obligations under each of the Bank Credit Facilities. For the purposes of this Section 1402, "Bank Credit Facilities" means (i) the Five-Year Credit Agreement, dated as of December 20, 2001, among the Company and the lenders and agents listed therein, with The Bank of New York, as administrative agent and Bank One, NA, as syndication agent, as amended, supplemented or otherwise modified, (ii) the 364-Day Credit Agreement, dated as of December 20, 2001, among the Company and the lenders and agents listed therein, with The Bank of New York, as administrative agent and Bank One, NA, as syndication agent, as amended, supplemented or otherwise modified, and (iii) any amendments, renewals, refundings, refinancings, extensions, modifications or replacements with respect to any of the foregoing.

     Section 1403. Amendments And Modifications.

     This Article Fourteen may be amended or modified, as it relates to any Guarantor, with the consent of the Holders of a majority in aggregate principal amount of all Outstanding Securities entitled to the benefits of a Guarantee from such Guarantor, voting together as a single class. However, except as provided in Section 1402, any Guarantee, once issued, may not be released without the consent of each Holder of Outstanding Securities affected hereby without first obtaining the consent of each such Holder.

     Section 1404. Guarantee Notation.

     Securities of any series that are entitled to the benefits of a Guarantee pursuant to this Article Fourteen shall be evidenced by a Notation of Guarantee substantially in the form of Exhibit A hereto.


This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                            MEADWESTVACO CORPORATION


                            BY:
                                 -----------------------------------------------
                                 NAME:
                                 TITLE:

Attest:

_______________________________________
             Assistant Secretary



                             WESTVACO CORPORATION, AS GUARANTOR


                             BY:
                                  ----------------------------------------------
                                  NAME:
                                  TITLE:

Attest:

_________________________________________
          Assistant Secretary



                            THE MEAD CORPORATION, AS GUARANTOR


                            BY:
                                 -----------------------------------------------
                                 NAME:
                                 TITLE:

Attest:

_________________________________________
          Assistant Secretary

                                 THE BANK OF NEW YORK
                                 Trustee


                                 By:
                                     -------------------------------------------
                                     NAME:
                                     TITLE:

                                    EXHIBIT A
                          FORM OF NOTATION OF GUARANTEE
                                   RELATING TO
                  [INSERT DESIGNATION OF GUARANTEED SECURITIES]


     For value received, [each of] the undersigned has [, jointly and severally,] unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of [ ], 2002 (the "Indenture") by and among MeadWestvaco Corporation ("the Company"), the Guarantors listed on the signature page thereto, if any, and The Bank of New York as trustee (the "Trustee"), (a) the full and punctual payment of all monetary obligations of the Company under the Indenture with respect to the Securities of the applicable series (including obligations to the Trustee) and
(b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture with respect to the Securities of the applicable series. Each Guarantor further agrees that its obligations hereunder shall be unconditional irrespective of the absence or existence of any action to enforce the same, the recovery of any judgment against the Company (except to the extent such judgment is paid) or any waiver or amendment of the provisions of this Indenture or the Securities of the applicable series to the extent that any such action or any similar action would otherwise constitute a legal or equitable discharge or defense of such Guarantor (except that such waiver or amendment shall be effective in accordance with its terms). The obligations of the undersigned to the Holders of Securities of the applicable series and to the Trustee described in this Notation of Guarantee are expressly set forth in Article Fourteen of the Indenture and the Board Resolution, Officers' Certificate or supplemental indenture relating to the applicable series of Securities, and are qualified in their entirety by reference thereto. Each Holder of a Security of the applicable series, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

     The terms of the Indenture, including, without limitation, Article Fourteen of the Indenture and any applicable Board Resolution, Officers' Certificate or supplemental indenture are incorporated herein by reference. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise indicated.

                                 [Name of Guarantor]


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

Attest:

_________________________________________
          Assistant Secretary

       [Add additional signature block and attestation block if necessary]

                                                                   EXHIBIT 12(a)

         MEADWESTVACO CORPORATION AND CONSOLIDATED SUBSIDIARY COMPANIES
          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

                                   (Unaudited)

                         (in millions, except for ratio)
                          For the year ended October 31



                                                                    2001
                                                                 ------------
        Combined Earnings:
        Pre-tax income from continuing operations before
        income / (loss) from equity investees                      $    9.5
        Interest and debt                                             321.8
        expense
        Portion of rental expense deemed to be                         45.8
        interest
        Amortization of capitalized interest                           18.3
        Distributed income of equity investee                           5.7
                                                                 ------------
              Total Earnings                                         $401.0
                                                                 ============
        Combined fixed charges:
        Interest and debt expense                                    $321.8
        Capitalized interest                                            8.0
        Portion of rental expense deemed to be interest*               45.8
                                                                 ------------
              Total Fixed Charges                                    $375.6
                                                                 ============


        Ratio of earnings to fixed charges                           1.07x
                                                                 ============


This pro forma ratio of earnings to fixed charges was prepared using the unaudited pro forma financial data filed in the MeadWestvaco Current Report on Form 8-K/A dated March 8, 2002.

* Portion of rental expense deemed to be interest represents one-third of total rent expense, which management believes is a reasonable approximation of the interest factor.

                                                                   EXHIBIT 12(b)

           THE MEAD CORPORATION AND CONSOLIDATED SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (Unaudited)

                         (In millions, except for ratio)
                         For the year ended December 31



Earnings:                                            1997         1998         1999          2000         2001
--------                                         ----------    ----------   ----------   ----------    ----------
Pre-tax income from continuing
   operations before income / (loss)
   from equity investees...................       $   242.0    $    225.6   $    271.9   $    235.3    $    (57.0)
Interest and debt expense..................            98.2         109.0        105.1        121.0         110.6
Portion of rental expense deemed to
   be interest*............................            16.6          17.2         21.1         25.0          27.5
Amortization of capitalized interest.......             5.0           5.3          5.9          6.2           6.1
Distributed income of equity investee......            11.9          20.3         27.1         15.5           5.7
                                                 ----------    ----------   ----------   ----------    ----------
               Total Earnings                     $   373.7    $    377.4   $    431.1   $    403.0    $     92.9
                                                 ==========    ==========   ==========   ==========    ==========
Fixed charges:
Interest and debt expense..................       $    98.2    $    109.0   $    105.1   $    121.0    $    110.6
Capitalized interest.......................             9.2           6.3          2.8          1.6           0.7
Portion of rental expense deemed to
   be interest*............................            16.6          17.2         21.1         25.0          27.5
                                                 ----------    ----------   ----------   ----------    ----------
               Total Fixed Charges                $   124.0    $    132.5   $    129.0   $    147.6    $    138.8
                                                 ==========    ==========   ==========   ==========    ==========

Ratio of earnings to fixed charges.........              3.0x         2.8x         3.3x         2.7x
                                                 ============  ===========  ===========  ===========   ==========
Deficiency in earnings necessary to
   cover fixed charges.....................                                                            $   (45.9)

* Portion of rental expense deemed to be interest represents one-third of total rent expense, which management believes is a reasonable approximation of the interest factor.

                                                                   EXHIBIT 12(c)


           WESTVACO CORPORATION AND CONSOLIDATED SUBSIDIARY COMPANIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (Unaudited)

                           (In millions, except ratio)
                         For the year ended December 31




                                                    1997        1998       1999        2000        2001
                                                  ---------   --------   ---------   --------   ---------
      Earnings:
      --------
      Pre-tax income from continuing
         operations before income / (loss)        $   246.6   $  204.4   $   148.0   $  403.6   $   118.5
         from equity investees..............
      Interest and debt expense.............           93.3      110.2       123.5      192.1       207.6
      Portion of rental expense deemed to
         be interest*.......................           12.7       13.4        12.8       16.1        18.3
      Amortization of capitalized interest..           14.3       13.9        12.1       12.8        12.2
                                                  ---------   --------   ---------   --------   ---------
            Total Earnings                        $   366.9   $  341.9   $   296.4   $  624.6   $   356.6
                                                  =========   ========   =========   ========   =========
      Fixed charges:
      -------------
      Interest and debt expense.............      $    93.3   $  110.2   $   123.5   $  192.1   $   207.6
      Capitalized interest..................           25.9       20.7         8.9        5.6         7.3
      Portion of rental expense deemed to
         be interest*.......................      ---------  ----------  ---------  ----------  ----------
                                                       12.7       13.4        12.8       16.1        18.3
                                                  ---------   --------   ---------   --------   ---------
            Total Fixed Charges                   $   131.9   $  144.3   $   145.2   $  213.8   $   233.2
                                                  =========   ========   =========   ========   =========

      Ratio of earnings to fixed charges                2.8x       2.4x        2.0x       2.9x        1.5x

* Portion of rental expense deemed to be interest represents one-third of total rent expense, which management believes is a reasonable approximation of the interest factor.

                                                                   EXHIBIT 23(a)

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2002 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the company's change in its method of accounting for derivative instruments effective January 1, 2001 and the company's change in its method of revenue recognition for provisions included in certain sales agreements effective January 1, 2000), which is included in the Current Report on Form 8-K/A dated March 8, 2002 of MeadWestvaco Corporation. We also consent to the incorporation by reference of our report on MW Holding Corporation dated September 27, 2001, which is included in the Joint Proxy Statement and Prospectus of Westvaco Corporation and The Mead Corporation. We also consent to the incorporation by reference of our report dated May 7, 2001, accompanying the financial statements of The Mead 401(k) Plan included on Form 10-K/A Amendment No. 1 to the Annual Report on Form 10-K of The Mead Corporation for the year ended December 31, 2000. We also consent to the incorporation by reference of our report dated November 8, 2001, accompanying the financial statements of The Mead Corporation Employee Stock Purchase Plan included on Form 10-K/A Amendment No. 2 to the Annual Report on Form 10-K of The Mead Corporation for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Dayton, Ohio
March 6, 2002

                                                                   EXHIBIT 23(b)

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 20, 2001 relating to the Westvaco Corporation consolidated financial statements, which appears in Westvaco Corporation's Annual Report on Form 10-K for the year ended October 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
March 6, 2002

================================================================================

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|
                                 --------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

                New York                                  13-5160382
         (State of incorporation                       (I.R.S. employer
      if not a U.S. national bank)                   identification no.)
     One Wall Street, New York, N.Y.                        10286
(Address of principal executive offices)                  (Zip code)
                                 --------------

                            MEADWESTVACO CORPORATION
               (Exact name of obligor as specified in its charter)

                Delaware                                  31-1797999
    (State or other jurisdiction of                    (I.R.S. employer
     incorporation or organization)                  identification no.)
          One High Ridge Park
         Stamford, Connecticut                              06905
(Address of principal executive offices)                  (Zip code)

                              WESTVACO CORPORATION
               (Exact name of obligor as specified in its charter)

                       Delaware                          31-1466285
    (State or other jurisdiction of                   (I.R.S. employer
     incorporation or organization)                 identification no.)
          One High Ridge Park
         Stamford, Connecticut                             06905
(Address of principal executive offices)                 (Zip code)

                              THE MEAD CORPORATION
               (Exact name of obligor as specified in its charter)

                   Ohio                                  31-0535759
      (State or other jurisdiction of                 (I.R.S. employer
      incorporation or organization)                 identification no.)
          Mead World Headquarters
        Courthouse Plaza Northeast
               Dayton, Ohio                                 45463
 (Address of principal executive offices)                (Zip code)
                                 --------------

                                 Debt Securities
                       (Title of the indenture securities)

================================================================================

1. General information.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------------

Name                                           Address

--------------------------------------------------------------------------------

Superintendent of Banks of the State of     2 Rector Street, New York,
New York                                    N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York            33 Liberty Plaza, New York,
                                            N.Y. 10045

Federal Deposit Insurance Corporation       Washington, D.C. 20429

New York Clearing House Association         New York, New York  10005

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                    SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 7th day of March, 2002.

                                   THE BANK OF NEW YORK

                                   By:  /s/  MARY LAGUMINA
                                        -----------------------
                                        Name:  MARY LAGUMINA
                                        Title:    VICE PRESIDENT

                                                                       EXHIBIT 7


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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business September 30, 2001, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                      Dollar Amounts
ASSETS                                                  In Thousands
Cash and balances due from depository
   institutions:
   Noninterest-bearing balances and                       $3,238,092
     currency and coin.....................
   Interest-bearing balances...............                5,255,952
Securities:
   Held-to-maturity securities.............                  127,193
   Available-for-sale securities...........               12,143,488
Federal funds sold and Securities                            281,677
   purchased under agreements to resell....
Loans and lease financing receivables:
   Loans and leases held for sale..........                      786
   Loans and leases, net of unearned
     income...............46,206,726
   LESS: Allowance for loan and
     lease losses............607,115
   Loans and leases, net of unearned                      45,599,611
     income and allowance..................
Trading Assets.............................                9,074,924
Premises and fixed assets (including                         783,165
   capitalized leases).....................
Other real estate owned....................                      935
Investments in unconsolidated subsidiaries                   200,944
   and associated companies................
Customers' liability to this bank on                         311,521
   acceptances outstanding.................
Intangible assets..........................
   Goodwill................................                1,546,125
   Other intangible assets.................                    8,497
Other assets...............................                8,761,129
                                                        ------------
Total assets...............................              $87,334,039
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LIABILITIES
Deposits:
   In domestic offices.....................              $28,254,986
   Noninterest-bearing.....................               10,843,829
   Interest-bearing........................               17,411,157
   In foreign offices, Edge and Agreement                 31,999,406
     subsidiaries, and IBFs................
   Noninterest-bearing.....................                1,006,193
   Interest-bearing........................               30,993,213
Federal funds purchased and securities                     6,004,678
   sold under agreements to repurchase.....
Trading liabilities........................                2,286,940
Other borrowed money:
   (includes mortgage indebtedness and
   obligations under capitalized leases).......            1,845,865
Bank's liability on acceptances executed
   and outstanding.........................                  440,362
Subordinated notes and debentures..........                2,196,000
Other liabilities..........................                7,606,565
                                                         -----------
Total liabilities..........................              $80,634,802
                                                         ===========
EQUITY CAPITAL
Common stock...............................                1,135,284
Surplus....................................                1,050,729
Retained earnings..........................                4,436,230
Accumulated other comprehensive income.........               76,292
Other equity capital components................                    0
Total equity capital.......................                6,698,535
                                                        ------------
Total liabilities and equity capital.......              $87,334,039
                                                         ===========

     I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                Thomas J. Mastro,
                                Senior Vice President and Comptroller

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                                              Directors
Thomas A. Renyi
Gerald L. Hassell
Alan R. Griffith

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